Exhibit 10.3 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. STANDARD FORM INDUSTRIAL BUILDING LEASE 1. BASIC TERMS. This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms. 1.1. “Effective Date”: June 21, 2021 1.2. “Landlord”: DPIF2 WA 7 MOUNTAIN VIEW, LLC, a Delaware limited liability company 1.3. “Tenant”: SEAGEN INC., a Delaware corporation 1.4. “Premises”: The Building and the Land. The “Building” means the approximately 257,770 rentable square foot building included in the Project (as defined in the Development Agreement) to be constructed pursuant to the terms of the Development Agreement (as hereinafter defined) on land approximately 20.5 acres in area located generally at 215 Shuksan Way, Everett, WA 98203, the metes and bounds of which is depicted on Exhibit A attached hereto (the “Land”). If the metes and bounds depicted on Exhibit A changes as a result of the subdivision process that is pending between Landlord and the City of Everett as of the Effective Date, then Landlord and Tenant shall use good faith efforts to approve (which approval shall not be unreasonably withheld, conditioned or delayed) a revised legal description and, upon such approval, replace the metes and bounds depiction included in Exhibit A; provided, however, that any revision to the metes and bounds depiction after the Effective Date shall occur within ninety (90) days of the Effective Date and shall be consistent with the metes and bounds depiction included in Exhibit A as of the Effective Date and the Preliminary Site Plan (as defined in the Development Agreement) agreed to by Landlord and Tenant under the Development Agreement (as hereinafter defined). Any changes to the legal description after ninety (90) days shall require Tenant’s consent, which consent shall not be unreasonably withheld. 1.5. “Lease Term”: Twenty (20) years (or 240 months) (the “Initial Term”), commencing on the Commencement Date (as hereinafter defined) and ending twenty (20) Lease Years (as hereinafter defined) thereafter (the “Expiration Date”). The Initial Term, as the same may be extended pursuant to Addendum No. 1 for any Renewal Term provided therein, is hereinafter referred to as the “Term.” After the Initial Lease Year (as hereinafter defined), the term “Lease Year” refers to a period of twelve (12) consecutive calendar months, the first of which twelve (12) month periods is referred to as the “Initial Lease Year;” such Initial Lease Year is the period from the Commencement Date to the last day of the calendar month in which the twelve (12) month anniversary of the Commencement Date occurs. 1.6. “Permitted Uses”: (See Section 4.1) Any legal use, including without limitation, biological drug manufacturing, warehouse, office, laboratory, receiving, storage or shipping of Tenant’s products and any other lawful purposes. 1.7. “Commencement Date”: The sooner to occur of (i) the date of Substantial Completion (as defined in the Development Agreement); or (ii) the date Substantial Completion would have occurred but for delays resulting from Tenant Delays (as defined in the Development Agreement). 1.8. Brokers: Kidder Mathews as dual agent, representing both Landlord and Tenant (see Section 23). 1.9. “Development Agreement”: That certain Development Agreement attached hereto as Exhibit B that is being executed by Landlord and Tenant simultaneously with the execution of this Lease and governs the construction of the Premises and Project.

2 1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease: A (Legal Description); B (Development Agreement); Addendum No. 1 (Renewal Option); Addendum No. 2 (Purchase Option); Schedule 1 (Purchase and Sale Agreement); Schedule 2 (Permitted Substances). 1.11. “Tenant’s Proportionate Share”: One hundred percent (100%). 1.12. “Security Deposit”: [*] in the form of cash or a standby letter of credit as provided in Section 2.6 below. 1.13. “Due Diligence Period”: The [*] period commencing on the Effective Date. 2. LEASE OF PREMISES; RENT. 2.1. Lease of Premises for Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. 2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below: Projected Rental Payments Based on the Preliminary Project Budget Lease Year Annual Base Rent* Monthly Base Rent Year 1 Months 0-6 $4,000,000 $0.00 Year 1 Months 7-12 $4,000,000 $333,333.33 Year 2 Months 13-24 $4,120,000 $343,333.33 Year 3 Months 25-36 $4,243,600 $353,633.33 Year 4 Months 37-48 $4,370,908 $364,242.33 Year 5 Months 49-60 $4,502,035 $375,169.58 Year 6 Months 61-72 $4,637,096 $386,424.67 Year 7 Months 73-84 $4,776,209 $398,017.42 Year 8 Months 85-96 $4,919,495 $409,957.92 Year 9 Months 97-106 $5,067,080 $422,256.67

3 Year 10 Months 107-120 $5,219,093 $434,924.42 Year 11 Months 121-132 $5,375,666 $447,972.17 Year 12 Months 133-144 $5,536,935 $461,411.25 Year 13 Months 145-156 $5,703,044 $475,253.67 Year 14 Months 157-168 $5,874,135 $489,511.25 Year 15 Months 169-180 $6,050,359 $504,196.58 Year 16 Months 181-192 $6,231,870 $519,322.50 Year 17 Months 193-204 $6,418,826 $534,902.17 Year 18 Months 205-216 $6,611,391 $550,949.25 Year 19 Months 217-228 $6,809,732 $567,477.67 Year 20 Months 229-240 $7,014,024 $584,502.00 *Annual Base Rent to be prorated for partial Lease Years. Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant under this Lease (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within [*] days of the date when due, a late charge in an amount equal to [*] of the then delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 22.3 below, Base Rent and Additional Rent are collectively be referred to as “Rent”) shall be imposed with respect to the then delinquent Rent payment. Rent shall be paid by Tenant to Landlord via wire transfer or ACH to an account designated by Landlord, [*] (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing. 2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as provided in Section 18.1 herein. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the

4 Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first partial calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date. 2.4. Triple Net Lease. This is a triple net lease to Landlord except as otherwise expressly provided in this Lease. It is the intent of the parties hereto that the Base Rent payable under this Lease shall be a net return to Landlord, subject to the terms of this Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Base Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been specifically terminated or modified pursuant to an express provision of this Lease. 2.5. Option to Renew. Provided no Event of Default then exists hereunder and on and subject to the terms of Addendum No. 1, Tenant shall have two (2) ten (10) year renewal options (each, a “Renewal Option”). Base Rent for any Renewal Term shall be determined in accordance with Addendum No. 1. A Renewal Option may be exercised only on and subject to the terms and limitations of Addendum No. 1. Notwithstanding anything to the contrary in this Lease including without limitation Sections 11 and 20, Tenant shall not be obligated to remove Initial Tenant Improvements or Alterations (as each of those terms is defined below) at the expiration of any Renewal Term (as defined in Addendum No. 1). 2.6. Security Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver the Security Deposit to Landlord in the amount of [*]. The Security Deposit shall be posted either in cash with Landlord or, if Tenant elects in its sole discretion, in the form of an irrevocable, standby letter of credit (“L/C”) issued by a national U.S. banking institution, and in form and substance reasonably satisfactory to Landlord. The Security Deposit shall be retained by Landlord as security for the faithful performance and observance by Tenant of its obligations under this Lease and Tenant’s obligations under Section 2.7, it being expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages. In addition to any other items that Landlord may reasonably require, if Tenant elects to post the Security Deposit in the form of an L/C, the L/C shall: (a) name Landlord as its beneficiary; (b) have an initial term of no less than one year; (c) renew for one year periods unless the issuer provides Landlord with at least 60 days’ advance written notice that the L/C will not be renewed; (d) the L/C shall permit partial draws; (e) the sole and exclusive condition to any draw on the L/C shall be that Landlord certifies to the issuer that either or both of the following is/are true: (I) Tenant is the debtor in a pending bankruptcy proceeding; and (II) an Event of Default by Tenant has occurred under this Lease beyond applicable notice and cure periods; and (f) be transferable to successor landlords, including, successors by foreclosure or deed in lieu of foreclosure, on as many occasions as desired upon payment of a normal and customary fee chargeable to Tenant and not Landlord. If an Event of Default occurs hereunder on the part of Tenant beyond applicable notice and cure periods, Landlord may, without notice to Tenant, draw on the L/C or cash Security Deposit and apply the proceeds to the liabilities of Tenant hereunder, in addition to any and all other remedies available to Landlord under this Lease. In the event Landlord draws against the L/C or any cash Security Deposit, Tenant shall, upon demand, at Tenant’s option, immediately either (aa) deposit with Landlord a sum equal to amount drawn under the L/C or cash Security Deposit or (bb) deliver to Landlord an additional L/C in an amount equal to the amount drawn. Landlord may assign the L/C or cash Security Deposit to any purchaser of Landlord’s interest in the Property or any successor landlord, if applicable, whereupon Landlord shall be discharged from any further liability with respect to the L/C or cash Security Deposit. In the event that Landlord exercises its right under the preceding sentence, Tenant shall fully cooperate with Landlord, in all reasonable respects, to cause an L/C to be assigned and conveyed to, or reissued to, such purchaser or successor landlord, as the case may be, and Tenant shall bear any expenses incurred in connection therewith. Upon the expiration of the Due Diligence Period (as hereafter defined) or Tenant’s earlier waiver of the due diligence contingency set forth under Section 2.7 below, and provided Tenant has not then, and has not previously been in, default of its obligations hereunder or under the Development Agreement beyond applicable notice and cure periods, the Security Deposit shall be reduced from [*] to [*] (the “Initial Reduction Amount”) with Landlord either (as applicable) refunding to Tenant [*] of the cash Security Deposit or Tenant providing an amended L/C to Landlord in the amount of [*] and Landlord returning the original L/C to Tenant. Upon the Commencement Date, the Security Deposit shall be reduced to [*] with Landlord either (as applicable)

5 crediting the remaining amount of the cash Security Deposit against Tenant’s rental obligations or by returning the amended L/C to Tenant. 2.7. Tenant’s Due Diligence Period. Tenant shall be responsible for verifying the availability of sufficient electrical service and other utilities required for Tenant’s operations in the Premises, including the cost associated with delivering additional utilities to the Premises. Landlord agrees to reasonably cooperate with Tenant (including, for example, the signing of any land use applications), but it shall be Tenant’s responsibility, at Tenant’s sole cost, for investigating and securing new permits, or amendments to existing permits, from the City of Everett and/or other applicable governing entities which may be required to as part of modifications to the currently permitted base building structure. Tenant shall have a period of up to [*] days from the Effective Date to conduct these investigations and secure necessary approvals (the “Tenant Due Diligence Period”). In the event Tenant is not able, in Tenant’s sole discretion, to satisfy itself that the Land is fit for Tenant’s business operations within the Tenant Due Diligence Period, Tenant may, at any time during the Tenant Due Diligence Period, terminate this Lease by providing Landlord with written notice (a “Termination Notice”). In the event a Termination Notice is delivered more than [*] days after the Effective Date, a monthly penalty payment (equal to the Year 1 Base Rent divided by twelve, i.e., [*]) shall accrue and be due to Landlord and deducted from the Security Deposit for each full 30-day period thereafter that passes before Tenant delivers a Termination Notice. By way of example, if Tenant delivers the Termination Notice 75 days after the Effective Date, then [*] shall be deducted from the Security Deposit whereas if Tenant delivers a Termination Notice 90 days after the Effective Date, then [*] shall be deducted from the Security Deposit.1 Any Security Deposit remaining after a properly delivered Termination Notice shall be promptly returned to Tenant within thirty (30) days). 3. OPERATING EXPENSES. 3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease: 3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all of the following: (i) all market-based premiums for commercial property, casualty, general liability, boiler, flood, earthquake, terrorism and all other types of insurance reasonably provided by Landlord and relating to the Premises, all reasonable administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (ii) property management fees payable to Landlord or Agent in an amount equal to 1% per annum of gross Rent due hereunder; (iii) Taxes, as hereinafter defined in Section 3.1.2; (iv) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; (v) any real estate taxes on common areas and any common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park); (vi) intentionally deleted; (vii) any other costs and expenses associated with the ownership, operation and maintenance and repair of the Premises other than those specifically allocated as Landlord’s responsibility under this Lease; and (iii) Building-related operating costs, including exterior maintenance, insurance, and the cost of Eligible Capital Items (as hereinafter defined) amortized in accordance with Generally Accepted Accounting Principles (“GAAP”) over the applicable useful life of the applicable Eligible Capital Item adjusted to reflect 24/7/365 operation) (net of operating warranties). ”Eligible Capital Items” shall be limited to capital repairs or improvements which are necessary due to (a) compliance with a new Law enacted after the Commencement Date including any Law Change Capital Improvement (as hereinafter defined), (b) to improve building efficiencies, but only to the extent such repairs or improvements result in the material reduction of Operating Expenses and costs, and (c) other capital repairs and replacements for the Building (other than Building structure, exterior walls, and foundations including subsurface) required for the proper operation of the Building. Operating Expenses shall expressly exclude: (aa) the cost of 1 Proration/per diem

6 repairs or replacements incurred by reason of fire, windstorm or other casualty of in insurable nature or by the exercise of eminent domain for which Landlord is compensated; or Landlord is not fully compensated therefor due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain a sufficient amount of coverage against such risk; (bb) any operations, maintenance, repair, and replacement obligations specifically allocated as Tenant’s responsibility under this Lease; and any expenses (e.g. utilities) that are separately metered or calculated and that are billed separately to Tenant; (cc) any costs, fines or penalties incurred because Landlord violated any applicable governmental requirements; (dd) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the failure of Landlord to pay bills when due, unless caused by the Tenant’s failure to pay or late payments of the Tenant’s Operating Expenses; (ee) expenses resulting from the negligence of Landlord, its agents, contractors or employees; (gg) compensation paid to officers and executives of Landlord above the level of property manager; (hh) costs associated with the operation of the business of the entity which constitutes Landlord, including, without limitation, formation of the entity, internal accounting and legal matters, preparation of tax statements, and general overhead, (ii) costs of services, items or profit received or provided by Landlord’s affiliates to the extent that such costs exceed the reasonable and customary charges for services to similar buildings in the area. 3.1.2. Taxes. The term “Taxes,” as referred to in Section 3.1.1(iii) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income taxes, taxes on gross receipts or rents paid under this Lease that are in addition to, and not in substitution of ad valorem taxes, and inheritance, estate, succession, transfer, gift, capital stock, or excess profit taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith (margin and franchise taxes imposed on Landlord are Taxes for the purposes of this Lease and are not excluded as “Landlord’s income taxes”); (ii) any new taxes levied against Landlord and/or the Premises in lieu of or in substitution of any ad valorem taxes on the Premises or otherwise as a result of property tax reform in the State of Washington; and (iii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises, provided such expenses shall not exceed the amount of any tax savings that actually inure to Tenant resulting from such contest, unless Tenant requested such contest in which event Tenant shall be responsible for any such expenses. For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term and for any Taxes that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. If Landlord so elects, by delivery of written notice to Tenant at any time during the Term, Tenant shall pay the Taxes directly to the taxing authority(ies), rather than to Landlord for payment to the taxing authority(ies), whereupon Tenant shall be required to pay all Taxes prior to the date on which they become delinquent and Tenant shall deliver to Landlord, promptly after Tenant’s payment of same, reasonable evidence of such payments. 3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term. 3.2. Payment of Operating Expenses. Beginning on the Commencement Date, Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, all of the Operating Expenses, as set forth in Section 3.3. Additional Rent commences to accrue upon the Commencement Date. The Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease. 3.3. Payment of Additional Rent. Landlord shall have the right to reasonably estimate Tenant’s Proportionate Share of the Operating Expenses for each Operating Year. Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of Tenant’s Proportionate Share of the Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated

7 amounts due from Tenant for that Operating Year). If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within thirty (30) days of Landlord’s written demand therefor. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof. Landlord shall be required to provide Tenant with a written reconciliation of the actual Operating Expenses for each Operating Year, no later than April 30th of the following year. 3.4. Right to Audit. If Tenant disputes Landlord’s determination of the actual amount of Operating Expenses for any calendar year and Tenant delivers to Landlord written notice of the dispute (the “Audit Notice”) within ninety (90) days after Landlord’s delivery of the Operating Expense Statement, then Tenant, upon prior written notice and during regular business hours at a time (not later than forty-five (45) days following timely delivery of the applicable Audit Notice) and place reasonably acceptable to Landlord (which may be the location where Landlord maintains the applicable records), may at Tenant’s sole cost cause a certified public accountant reasonably acceptable to Landlord and not compensated on a contingency basis to audit Landlord’s records relating to the disputed amounts contained in the applicable Operating Expense Statement and produce a report detailing the results of the audit. If the audit report shows that the amount of Estimated Additional Rent actually paid by Tenant to Landlord during the relevant Operating Year was greater than the actual amount of Operating Expenses owed by Tenant for such Operating Year then Landlord will refund the excess amount to Tenant, within thirty (30) days after Landlord receives a copy of the audit report. If the audit report shows that the amount of Estimated Additional Rent actually paid by Tenant to Landlord during the relevant Operating Year was less than the actual amount of Operating Expenses owed by Tenant for such Operating Year then Tenant will pay the deficiency to Landlord, within thirty (30) days after Landlord receives a copy of the audit report. If it is ultimately determined that Tenant’s Estimated Additional Rent payments during any Operating Year exceeded the actual amount of Operating Expenses owed by Tenant for such Operating Year by more than [*], Landlord shall reimburse Tenant for the actual out of pocket costs incurred by Tenant for the preparation of the audit report, not to exceed [*] with respect to any single audit. Tenant agrees that the results of any audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity. 4. USE OF PREMISES; SIGNAGE. 4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.6 above. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, damage to the structural elements of the Premises or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises, including any covenant, condition or restriction affecting the Premises; or (d) exceed the load bearing capacity of the floor of the Premises. Tenant shall have access twenty-four hours per day, seven days per week, and fifty-two weeks per year to the Premises, the Building and the parking facilities. 4.2. Signage. Tenant shall have the right to affix only such signage as may be approved by Landlord (which approval shall not be unreasonably withheld or conditioned) and applicable Governmental Authorities (as hereinafter defined). Tenant’s signage must be approved by all applicable governmental and quasi-governmental authorities (including the declarant or owner’s association to the extent that the Premises are subject to a declaration of protective covenants or comparable association or instrument) (collectively, “Governmental Authorities”) and any other signage complies with all applicable Laws (as hereinafter defined). Landlord shall, at Tenant’s sole cost, use commercially reasonable efforts to obtain the approval of all Governmental Authorities to Tenant’s proposed signage. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and promptly repair any damage to the Premises caused by, or resulting from, such removal. Tenant may use a portion of the TI Allowance (as defined in the Development Agreement) provided in the Development Agreement by Landlord to Tenant to pay the cost of signage.

8 5. CONDITION AND DELIVERY OF PREMISES. 5.1. Condition of Premises. Landlord shall deliver the Premises in accordance with the requirements of the Development Agreement. Except as otherwise expressly provided in Section 13.3 and Section 18 hereof, Landlord shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Lease. 5.2. Commencement Date. The Commencement Date shall have the meaning set forth in Section 1.7. 6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT. 6.1. Subordination and Attornment. Provided Tenant receives a commercially reasonable SNDA (as hereinafter defined) executed by the lender providing mortgage financing, this Lease is and shall be subject and subordinate at all times to (any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; and (y) all or any portion of Landlord’s interest or estate in any of said items. Tenant shall execute and deliver, within fifteen (15) business days of Landlord’s request, and in the form reasonably requested by Landlord (or its lender) and reasonably acceptable to Tenant, any documents evidencing the subordination of this Lease including a Subordination, Attornment and Non-Disturbance Agreement (an “SNDA”) from any lender providing mortgage financing for the construction or ownership of the Premises. Provided that an SNDA is executed by Landlord, Landlord’s lender, and Tenant, Tenant hereby covenants and agrees that Tenant shall attorn to any successor to Landlord. Tenant shall promptly execute a commercially reasonable SNDA agreed to in accordance with this Section. 6.2. Estoppel Certificate. Tenant agrees, from time to time and within fifteen (15) business days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to timely respond to the requested estoppel certificate shall constitute a Default (as hereinafter defined) without any obligation to provide any additional notice thereof or any opportunity to cure such failure to timely respond. 6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and first arising or accruing after the effective date of Landlord’s transfer of its interest in the Premises, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor. 7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. 8. ASSIGNMENT AND SUBLETTING. Tenant shall not (a) assign (whether directly or indirectly), in whole or in part, this Lease, or (b) allow this Lease to be assigned, in whole or in part, by operation of law or otherwise, including, without limitation, by transfer of a controlling interest (i.e. greater than a 25% interest) of stock, membership interests or partnership interests, or by merger or dissolution, which transfer of a controlling interest, merger or dissolution shall be deemed an assignment for purposes of this Lease, or (c) mortgage or pledge the Lease, or (d) sublet the Premises, in whole or in part, without (in the case of any or all of (a) through (d) above) the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant may, however, transfer, assign this Lease, or sublease a all or a portion of the Premises to any Affiliate of Tenant provided that Tenant or an Affiliate of Tenant advises Landlord, in writing, in advance, and otherwise complies with the succeeding provisions of this Section 8. In no event shall any assignment or sublease (except for a Permitted Transfer, as hereinafter defined) ever release Tenant or any guarantor from any obligation or liability hereunder. Except for Permitted Transfers, any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all

9 documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Regardless of whether an assignee or sublessee executes and delivers any documentation to Landlord pursuant to the preceding sentence, any assignee or sublessee shall be deemed to have automatically attorned to Landlord in the event of any assignment or sublease of this Lease. Landlord shall have no right of re-capture in connection with any assignment of this Lease or sublease of the Premises. The following shall constitute “Permitted Transfers”: (i) transfer by merger or consolidation of Tenant with a third party who shall assume Tenant’s obligations under this Lease, provided that the survivor thereof shall have a net worth equal to or greater than the net worth of Tenant as of the date of this Lease and provided such merger, consolidation or transfer of assets is for a bona fide business purpose and not for the purpose of transferring Tenant’s leasehold estate; and (ii) transfer or assign Tenant’s interest in this Lease or sublease all or a portion of the Premises to a parent, subsidiary or Affiliate of Tenant. “Affiliate” shall mean any corporation, partnership, or other entity: (A) which owns or “controls” the majority of ownership interests of Tenant, either directly or indirectly through other entities; (B) the majority of ownership interests of which is owned or “controlled” by Tenant; (C) the majority of whose ownership interests is owned or “controlled” by an entity which owns or “controls” a majority of the ownership interests of Tenant. As used herein, the phrase “ownership interest” shall mean capital stock if Tenant is a corporation, and the words “controlled” or “controls” shall mean the right or power to direct or cause the direction of the management and policies of the entity in question. Permitted Transfers shall not require Landlord’s consent, but Tenant shall provide reasonable prior written notice of any Permitted Transfers and reasonable evidence reasonably acceptable to Tenant that such transferee is a Permitted Transferee. 9. COMPLIANCE WITH LAWS. 9.1. Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), except as is otherwise provided in Section 9.3 below, comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), whether such Laws (a) pertain to either or both of the Premises and Tenant’s use and occupancy thereof; (b) concern or address matters of an environmental nature; (c) require the making of any structural, unforeseen or extraordinary changes to the Premises; and (d) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (d), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq. (“ADA”), but Tenant shall only be responsible for ADA issues that are specific to its use of the Premises (and that arise after the Commencement Date) as opposed to ADA issues that are of general applicability). If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. 9.2. Hazardous Materials. If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of Tenant and any or all of Tenant Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all material notices, permits or agreements with, from or issued by any Governmental Authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall, subject to reasonable advance notice and compliance with Tenant’s reasonable confidentiality and safety

10 measures and procedures, have the right to either or both (x) enter the Premises and (y) conduct appropriate tests, at Landlord’s expense, for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises, provided, Tenant shall reimburse Landlord therefor in the event such testing reveals an environmental impact (not caused by Landlord) violating Laws or permits or that Tenant’s generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any part of the Premises was not in compliance with all applicable Laws or permits; and (iv) Landlord shall cause to be performed, and shall provide Tenant with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises, provided, Tenant shall reimburse Landlord therefor in the event such testing reveals an environmental impact (not caused by Landlord) or that Tenant’s generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any part of the Premises was not in compliance with all applicable Laws or permits. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Laws and to the reasonable satisfaction of Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent shall not be unreasonably withheld, conditioned, or delayed) and affording Landlord the reasonable opportunity to participate in any such proceedings. Notwithstanding anything to the contrary set forth herein, Tenant shall not be responsible with respect to the release of any Hazardous Materials that occurs prior to the Commencement Date unless caused by Tenant or any Tenant Parties or during the Term to the extent caused by Landlord or Landlord’s officers, partners, agents, employees, contractors or representatives and Landlord shall indemnify, defend, and hold Tenant harmless from any claims, losses, liabilities, penalties, fines, regulatory directives, and remedial action costs (including reasonable attorney fees) arising out of or related to such releases of Hazardous Materials caused by Landlord or any Landlord Parties. As used herein, the term, “Hazardous Materials,” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Law. The undertakings, covenants and obligations imposed on Tenant and Landlord under this Section 9.2 shall survive the termination or expiration of this Lease. Without limiting the generality of Tenant’s rights under this Section 9.2, Landlord expressly agrees to Tenant’s generation, transport, storage, use, treatment and/or disposal of at, to, from, on or in the Premises the substances listed in Lease Schedule 2 provided the same is performed in a safe and responsible manner and in compliance with all Laws. 9.3. Law Changes. In the event that, following the Commencement Date any new Laws or changes in existing Laws are adopted which require modifications, alterations or additions to the improvements (collectively, “Law Changes”), Tenant shall cause such Law Changes to be made promptly and diligently, and Tenant shall be solely responsible for the costs relating to such Law Changes if such Law Changes relate to (a) Tenant’s specific use or operation of the Premises or any change in Tenant’s use and operation of the Premises, (b) an alteration or modification to the Premises made by or at the direction of Tenant, (c) any act or omission of Tenant or any Tenant Parties. Such changes that are Tenant’s responsibility hereunder shall be performed in accordance with the terms of this Lease, including Section 11 hereof. In the event of any Law Changes that require a capital improvement (as determined in accordance with GAAP to be made to the Premises and that relate to the Premises or the occupation of the Premises in general (as opposed to the specific use of the Premises by Tenant or other permitted occupant where none of the circumstances described in (a) through (c) of the first sentence above are applicable) (the “Law Change Capital Improvement”), then Landlord shall be

11 responsible for such Law Change Capital Improvement and the costs and expenses incurred by Landlord in implementing and completing such Law Change Capital Improvement pursuant hereto shall be the responsibility of Landlord, subject to reimbursement as part of Operating Expenses as an Eligible Capital Item. 10. INSURANCE. 10.1. Insurance to be Maintained by Landlord. Landlord shall maintain: (a) a commercial property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant’s personal property; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees; (c) rent loss insurance; and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord’s lender. All of the coverages described in (a) through (d) shall be determined from time to time by Landlord, in its commercially reasonable discretion. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant. The cost of all such insurance policies to Landlord and all deductibles paid by Landlord shall be payable by Tenant as an Operating Expense. 10.2. Insurance to be Maintained by Tenant. Commencing on the sooner of the Commencement Date or Tenant’s occupancy of the Premises, Tenant shall purchase, at its own expense, and keep in force at all times the policies of insurance set forth below (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with an AM Best’s rating of A- VII or better and shall be authorized to do business in the state in which the Premises are located; (b) all such policies and certificates of insurance shall provide policy endorsements for thirty (30) days’ written notice to Landlord prior to the cancellation or non-renewal of any insurance referred to therein and ten (10) days’ written notice to Landlord with respect to any non-payment of premium. In the event any of Tenant’s insurance policies cannot be endorsed to provide such notice, Tenant shall be responsible to provide notice of cancellation or non- renewal to the Landlord promptly upon receipt from its insurer(s) and prior to any cancellation or non-renewal. Failure of Landlord to demand such certificate or certificates or other evidence of full compliance with the insurance requirements of this Section 10.2, or failure of Landlord to identify a deficiency from evidence that is provided, shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. The Tenant’s Policies described in (i) below shall (1) provide coverage on an occurrence basis; (2) include Landlord (and its lender, if applicable) as an additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant’s certificates and applicable endorsements, including, without limitation, an "Additional Insured-Managers or Landlords of Premises" endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s notice addresses prior to the applicable expiration date of each Tenant’s Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may (x) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (y) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation. Tenant shall give notice to Landlord and Agent within five (5) business days after Tenant is informed of or discovers any bodily injury, death, personal injury or property damage occurring in and about the Premises leading to a claim. Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of: (i) commercial general liability (CGL) insurance and, if necessary, commercial umbrella liability insurance, including bodily injury and property damage, in the amount of not less than [*] per occurrence, and [*] annual general aggregate, per location. Tenant’s CGL insurance shall be written on a current ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract with any commercial umbrella liability written on a following-form

12 basis Coverage shall not be subject to an exclusion for a pollution incident arising from a hostile fire. Tenant waives all rights against Landlord and its agents, officers, directors and employees for recovery of damages to the extent these damages are covered by Tenant’s CGL insurance, and under Tenant’s commercial umbrella insurance, if any, maintained pursuant to this Agreement; (ii) commercial automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use of any motor vehicle (including owned, hired and non-owned autos) at the Premises and all areas appurtenant thereto in the amount of not less than [*] each accident, combined single limit. Such coverage shall be written on ISO form CA 00 01, CA 00 20 or CA 00 25 or a substitute form providing equivalent coverage and include Landlord as a designated insured under ISO form CA 20 48 or equivalent form. If Tenant’s operations include transportation of hazardous products or materials, Tenant’s automobile liability coverage shall provide pollution liability coverage at least as broad as that provided under the ISO pollution liability-broadened coverage for covered autos endorsement (CA 99 48); (iii) special form, commercial property insurance covering Tenant’s personal property (at its full replacement cost). Such insurance shall, at a minimum, cover the perils insured under the ISO special causes of loss form (CP 10 30). Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form; and (iv) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant and employers liability insurance with limits not less than the greater of (A) [*] each accident for bodily injury by accident and [*] each employee for bodily injury by disease or (B) such limits as required by law. Tenant hereby waives all rights against Landlord and its agents, officers, directors, and employees for recovery of damages to the extent these damages are covered by the workers’ compensation and employer’s liability or commercial umbrella liability insurance obtained by Tenant to this Lease. Tenant shall obtain an endorsement equivalent to WC 00 03 13 to affect this waiver. 10.3. Waiver of Subrogation. Notwithstanding anything to the contrary set forth in this Lease, each of Landlord and Tenant hereby waives any and all claims against the other for damage to, or destruction of, real or personal property, if and to the extent such damage or destruction can be covered by property insurance of the types described in Section 10.1(a) and Section 10.2(iii) above. The risk to be borne by each of Landlord and Tenant shall also include the satisfaction of any deductible (or self-insured retention) amounts required to be paid under the applicable property insurance carried by the party whose property is damaged, and each of Landlord and Tenant agrees that the other shall not be responsible for satisfaction of such deductible (or self-insured retention amount); provided, however, that this limitation will not preclude Landlord from including deductibles it incurs in Operating Expenses. The waivers set forth above in this Section 10.3 shall apply if the damage would have been covered by a normal and customary special form property insurance policy, even if the party suffering the damage fails to maintain such coverage. The intent of this provision is that each of Landlord and Tenant shall look solely to its respective property insurance with respect to property damage or destruction which can be covered by normal and customary special form property insurance. Each of Landlord’s and Tenant’s respective property insurance policies shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by Landlord’s or Tenant’s, as the case may be, property insurance policy. 11. ALTERATIONS. From and after the Commencement Date, Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”) provided that either (x) Tenant first obtains the written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed); or (y) the cost to perform the Alteration(s) then proposed by Tenant will not exceed [*] per annum, based on the written bid of an independent third party, as delivered to Landlord by Tenant and (i) such Alterations are non- structural and the structural integrity of the Premises shall not be affected; (ii) the Alterations are to the interior of the Premises; and (iii) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”),

13 sanitary and other service systems of the Premises shall not be materially and adversely affected. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance evidencing policies of commercial general liability insurance providing coverage limits reasonably commensurate with the scope of the Alterations to be performed and workers’ compensation insurance. Such insurance policies shall satisfy the obligations imposed under the first paragraph of Section 10.2. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, Laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord may reasonably impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord. With respect to any and all Alterations for which Landlord’s consent is required, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. If Landlord’s consent to any Alterations is required, and Landlord provides that consent, then at the time Landlord so consents, Landlord shall also advise Tenant whether Landlord shall require that Tenant remove such Alterations at the expiration or termination of this Lease. If Landlord requires Tenant to remove the Alterations, then, during the remainder of the Term, Tenant shall be responsible for the maintenance of appropriate commercial property insurance (pursuant to Section 10.2) therefor; however, if Landlord shall not require that Tenant remove the Alterations, such Alterations shall constitute Landlord’s Property and Landlord shall be responsible for the insurance thereof, pursuant to Section 10.1. Tenant’s operation may require the use of additional equipment (back-up generator, air-handling equipment, etc.) that may require housing outside the Building in an adjacent or nearby enclosed structure (such equipment and facilities are referred to as the “Supplemental Power Work”). Tenant shall have the right to construct such a structure and to install a standby generator and fuel tank (subject to Landlord’s review, reasonable approval and applicable Laws) at a mutually agreeable location adjacent to or near the Building. If the Supplemental Power Work was not performed either by Landlord or Tenant pursuant to the Development Agreement, the Supplemental Power Work may be designed and constructed by Tenant as an Alteration on and subject to the terms and conditions of this Section 11 including the requirement of Landlord’s consent to the plans and specifications for such Alteration. Notwithstanding the foregoing, Tenant shall be entitled to construct and perform the Initial Tenant Improvements without Landlord’s consent. The “Initial Tenant Improvements” shall be those improvements Tenant desires to construct and perform during the first thirty (30) months of the Term that Tenant determines in its sole discretion are necessary for Tenant to use and operate the Premises for Tenant’s intended purposes. The construction and performance of the Initial Tenant Improvements shall be governed by Article 14 of the Development Agreement and not this Section 11. Provided, however, that Landlord shall have the right to review and approve all Plans for all Initial Tenant Improvements that impact the Building structure and systems (which approval shall not be unreasonably withheld). 12. LANDLORD’S AND TENANT’S PROPERTY. All shell and core improvements and appurtenances attached to, or built into, the Premises as of the Commencement Date (including standard Building fixtures, equipment, and machinery that are not part of Initial Tenant Improvements or Tenant’s particular use, plans and specifications set forth under the Development Agreement) (subject to the provisions of this Section 12 contained below) shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date except for Alterations that Tenant makes during the Term that Landlord requires their removal (including, but not limited to, Alterations) pursuant to Section 11. Any personal property, trade fixtures, machinery, or equipment installed by Tenant at Tenant’s expense, including any such trade fixtures, improvements or appurtenances installed and paid for by Tenant pursuant to Exhibit B-2 hereto or the Development Agreement, shall constitute Tenant’s property and shall be removed by Tenant (at Tenant’s cost) from the Premises at the Expiration Date (the “Tenant Property”). In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion) other than Tenant Property: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all Tenant Property and any Alterations that

14 Landlord requires be removed pursuant to Section 11, and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises resulting from either or both such installation and removal. Any other items of Tenant Property that remain in the Premises for more than thirty (30) days after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense. Notwithstanding the foregoing, if there exists an Event of Default by Tenant under the terms of this Lease, Tenant may remove Tenant Property from the Premises only upon the express written direction of Landlord. 13. REPAIRS AND MAINTENANCE. 13.1. Tenant Responsibilities. Except for (a) Landlord’s obligations under Section 13.3 and under the Development Agreement attached hereto as Exhibit B and (b) events of damage, destruction or casualty to the Premises (as addressed in Section 18 below), Tenant agrees that, at its sole expense, it shall put, keep and maintain the Premises, including any Initial Tenant Improvements Alterations and any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, including, without limitation, the HVAC systems (the “HVAC Systems”), the fire sprinkler and life safety systems, repair and maintenance of the floor slab, all building components and other interior portions of the Premises, and Exterior Maintenance (defined below) in substantially the same condition that exists on the Commencement Date (reasonable wear and tear excepted), and in a safe condition, repair and appearance (collectively, the “Required Condition”) and shall make all repairs and replacements necessary therefor. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, “Easements”) to which the Premises are currently subject or become subject pursuant to this Lease, whether or not such performance is required of Landlord under such Easements, including, without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements (provided that any amounts paid directly by Tenant shall not be Operating Expenses). Tenant shall deliver to Landlord promptly, but in no event later than five (5) business days after receipt thereof, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Landlord’s or Tenant’s performance of obligations under any Easements. Tenant shall, at its expenses, use reasonable efforts to bring the Premises into compliance with any Easements benefiting the Premises being enforced by any other person or entity or property subject to such Easement. Except with respect to Landlord’s obligations under Section 13.3, Section 18 and the Development Agreement, Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein. If Tenant shall vacate or abandon the Premises, it shall give Landlord immediate written notice thereof. 13.2. HVAC Maintenance Contract. Tenant shall either (i) maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC Systems of the Premises (the “HVAC Maintenance Contract”) or (ii) use Tenant’s own personnel with qualifications comparable to a reputable HVAC Systems service provider to maintain the Premises’ HVAC Systems in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC Systems comparable to the Premises’ HVAC Systems. If Tenant elects to engage a third party HVAC Systems service provider, then, Tenant shall deliver to Landlord the HVAC Maintenance Contract within thirty (30) days following the Commencement Date. Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than thirty (30) days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract. If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC Systems in the Premises and to charge the cost thereof back to Tenant as Additional Rent. In addition to Tenant’s obligations above, Tenant shall also be responsible for all costs and expenses incurred to perform any and all repairs and replacements (whether interior or exterior) in and to the Premises, the HVAC Systems and the other facilities and systems thereof, if and to the extent that the need for such repairs or replacements

15 arises directly or indirectly from any act, omission, misuse, or neglect of any or all of Tenant, any of its subtenants, Tenant Parties, or others entering into, or utilizing, all or any portion of the Premises for any reason or purpose whatsoever, including, but not limited to (a) the performance or existence of any Initial Tenant Improvements and Alterations; (b) the installation, use or operation of Tenant Property in the Premises; (c) the moving of Tenant Property in or out of the Premises; or (d) Tenant’s failure to timely and properly comply with the repair, maintenance and replacement obligations of Tenant set forth herein.(collectively, “Tenant-Related Repairs”). All Tenant-Related Repairs shall be made with materials of equal or better quality than the items being repaired or replaced. 13.3. Landlord Repairs of Structural Items; Exterior Maintenance. Landlord, at Landlord’s sole cost and expense shall repair, replace and restore the foundation, the roof and the interior and exterior load bearing walls of the Building and floor slab, provided, however, in the event that any such repair, replacement or restoration is a Tenant- Related Repair, then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord reasonably incurs in order to perform such Tenant-Related Repair, and such reimbursement shall be paid, in full, within thirty (30) days after Landlord’s delivery of demand therefor accompanied by reasonable documentation of the cost thereof. Tenant shall, at Tenant’s sole cost, (which cost shall not be included as an Operating Expense pursuant to Section 3.1.1 of this Lease) cause the routine maintenance to be performed for the roof (including the roof membrane, exterior painting, the repair, maintenance and replacement of (i) (a) the exterior portion of the Premises, (b) utility lines to the point of entry to the Building, asphalt, concrete driveways, parking lots and comparable outdoor portions of the Premises; (ii) the repair of the floor slab, and (iv) replacement of the roof membrane (collectively, the “Exterior Maintenance”). 14. UTILITIES. Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC Systems of the Premises. 15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent. 16. LANDLORD’S RIGHTS. Subject to Landlord’s, Agent’s, or their respective agents’, employees’, and representatives’ agreement to comply with Tenant’s reasonable confidentiality, safety, security, accompaniment, and confidentiality rules and procedures, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates; prospective purchasers after the Purchase Option in Lease Addendum No. 2 has expired without Tenant’s proper exercise; and in connection with the foregoing. 17. NON-LIABILITY AND INDEMNIFICATION. 17.1. Non-Liability. Subject to Landlord’s indemnity obligations under Section 17.3, Landlord’s breach of confidentiality obligations under Section 24.12, or fraudulent misrepresentations, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents, contractors, subcontractors, and

16 employees (“Landlord Parties”) shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. In the event that Landlord’s indemnity under Section 17.3 or is applicable as set forth in this Lease, it shall apply only as and to the specific extent expressly provided in Section 17.3. Further, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by persons other than Landlord or any Landlord Party in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) for consequential or indirect damages, including those purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises except to the extent expressly and specifically provided by the Development Agreement; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same except to the extent covered expressly and specifically provided by the Development Agreement. 17.2. Tenant Indemnification. Except in the event of, and to the extent of, Landlord’s negligence, sole negligence or willful misconduct, Tenant hereby indemnifies, defends, and holds Landlord, Agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, including Landlord, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) arising from or in connection with any or all of: (a) the conduct or management of the Premises or any business therein by any or all of Tenant and Tenant’s Parties, or any work or Alterations done by any or all of Tenant and Tenant’s Parties, or any condition created by any or all of Tenant and Tenant Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant Parties; (c) any accident, injury or damage whatsoever occurring in, at or upon the Premises and to the extent caused by any or all of Tenant and Tenant Parties; (d) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) the creation or existence of any Hazardous Materials in, at, on or under the Premises, if and to the extent brought to the Premises or caused by Tenant, any Tenant Parties or any party within Tenant’s control; and (g) any violation or alleged violation by any or all of Tenant and Tenant Parties of any Law (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease. 17.3. Landlord Indemnification. Landlord hereby indemnifies, defends and holds Tenant and Tenant Parties harmless from and against any and all Losses actually suffered or incurred by Tenant or Tenant Parties as the result of or arising out of (a) any negligent or willful acts or omissions of any or all of Landlord or any Landlord Parties; or (b) any breach by Landlord or any Landlord Parties, as applicable, of any or all of its warranties, representations and covenants under this Lease. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant, whether under this Section 17.3 or any other provision of this Lease, shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section 17.3 shall survive the expiration or termination of this Lease. 17.4. Force Majeure. From and after the Commencement Date, neither the obligations of Tenant (except the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance

17 with Section 10.2) nor those of Landlord shall be affected, impaired or excused, and neither Landlord nor Tenant shall have any liability whatsoever to the other, with respect to any act, event or circumstance arising out of either or both (a) Landlord’s or Tenant’s, as the case may be, failure to fulfill, or delay in fulfilling any of its obligations under this Lease (except, with respect to Tenant, the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2) by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s or Tenant’s, as the case may be, reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord’s or Tenant’s, as the case may be, reasonable control. This Section 17.4 shall not excuse or delay Tenant’s obligation to timely pay Rent or other monetary amounts owing to Landlord. Without limitation upon Tenant’s obligation to pay Rent, in addition, Landlord and Tenant shall each not be held responsible for delays in the performance of their respective obligations here under as a result of an “Excused Delay”. As used herein as “Excused Delay” means a delay caused by a declared state of emergency or public health emergency, epidemic or pandemic (specifically including but not limited to COVID-19), governmental inaction, restriction, regulation, action and/or control (including without limitation a government mandated quarantine, shelter-in-place requirement or travel bans), war, civil commotion, act of terrorism, and/or order of government or civil or military authorities. 17.5. Waivers, Releases, and Indemnities. The waivers and releases in this Lease and the indemnities in sections 17.2 and 17.3 apply even if the loss is caused in part by the negligence or strict liability of the released or indemnified party. Solely for the purpose of effectuating Landlord’s and Tenant's indemnification obligations under this Lease, Landlord and Tenant specifically and expressly waive any immunity that may be granted them under the Washington State Industrial Insurance Act, Title 51 RCW, if applicable. Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any applicable limitation on the amount or type of damages, compensation or benefits payable to or for any third party under worker compensation acts, disability benefit acts or other employee benefit acts now or hereafter in effect in the State of Washington. The parties acknowledge that the foregoing provisions of this paragraph have been specifically and mutually negotiated between the parties. In compliance with RCW 4.24.115 as in effect on the date of this Lease, to the extent, if at all, that any provisions of this Lease pursuant to which Landlord or Tenant (for purposes of this Section, the "Indemnitor") agrees to indemnify (including any provision, or payment of costs, of any defense of) the other (for purposes of this, the "Indemnitee") against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration or repair of, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development or improvement attached to real estate (including the Premises), including moving or demolition in connection therewith, is found to be within the scope of RCW 4.24.115, or in any way subject to, or conditioned upon consistency with, the provisions of RCW 4.24.115 for its enforceability, then such provision (regardless of whether it makes reference to this or any other limitation provision): (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees and (ii) to the extent caused by or resulting from the concurrent negligence of (x) the Indemnitee or the Indemnitee's agents or employees, and (y) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; provided, however, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law. 18. DAMAGE OR DESTRUCTION. 18.1. Notification and Repair; Rent Abatement. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to, or defect in, any part or appurtenance of the Premises’ sanitary, electrical, HVAC, elevator or other Building systems. In the event that, as a result of Tenant’s failure to timely notify Landlord pursuant to the preceding sentence, Landlord’s insurance coverage is compromised or adversely affected, then Tenant is and shall be responsible for the payment to Landlord of any insurance proceeds to the extent that Landlord’s insurer fails or refuses to pay to Landlord as a result of the delayed notification. Landlord shall promptly obtain an estimate from a reputable contactor containing the estimated restoration period (the “Restoration Period”) Subject to the provisions of Section 18.2 below, if the Premises is damaged by fire or other insured casualty, Landlord shall commence

18 the repair (or cause Agent to commence the repair) the damage and restore and rebuild the Premises (except Tenant’s personal property) within the Restoration Period, which Restoration Period shall be extended by any delays caused by force majeure (as set forth in Section 17.4 above) or by Tenant or any Tenant Parties following the adjustment of the insurance proceeds attributable to such damage. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly, and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but, except in the event of an emergency, Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days. Provided that any damage to the Premises is not caused by, or is not the result of the negligent acts or omissions or willful misconduct by, any or all of Tenant or any Tenant Parties, if the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. 18.2. Total Destruction. If the Premises shall be totally destroyed by fire or other casualty, or if the Building shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect mutually selected by Landlord): (i) its repair or restoration requires more than 365 days or (ii) such repair or restoration requires the expenditure of more than seventy-five (75%) of the full insurable value of the Premises immediately prior to the casualty, Landlord and Tenant shall each have the option to terminate this Lease (by so advising Landlord, in writing) within ten (10) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. Additionally, if the damage (x) is less than the amount stated in (ii) above, but more than twenty-five percent (25%) of the full insurable value of the Premises; and (y) occurs during the last two (2) years of Lease Term, then Landlord and Tenant shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence. In the event of a termination pursuant to either of the preceding two (2) sentences, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence; provided, however, that if Landlord elects to terminate this Lease pursuant to subclause (y) above, Tenant may nullify such termination by exercising its next Renewal Option (as hereinafter defined) by delivering written notice to Landlord within twenty (20) days after receipt of Landlord’s termination notice. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect and Landlord shall promptly begin the repairs to the Premises in accordance with the terms of Section 18.1 above. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Premises (a “Superior Party”) fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any commercial property insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises (subsections (A) and (B) each referred to as “Insufficient Proceeds”), then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within thirty (30) days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. Notwithstanding the foregoing, Tenant may nullify Landlord’s termination if provided in accordance with the immediately preceding sentence by delivering written notice to Landlord within twenty (20) days after receipt of Landlord’s termination notice that Tenant elects to pay either the amounts the difference between the Insufficient Proceeds and the actual cost of restoration and repairs resulting from the fire or other casualty and provides evidence reasonable acceptable to Landlord of its ability to pay such amounts. Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration except that if Landlord fails to complete the restoration within ninety (90) days after the expiration of the Restoration Period (as extended by Excused Delays or delays caused by Tenant or any Tenant Parties), then Tenant may terminate this Lease be delivery of written notice to Landlord within ten (10) business days after the expiration of such sixty (60) day period. For purposes of this Section 18.2 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade. 19. EMINENT DOMAIN. If all of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), or if any part of the Premises should be Taken and the partial Taking (i) would prevent or materially interfere with Tenant’s access to or use of the Premises, or (ii) in the reasonable opinion of Landlord, the Premises, the

19 Building and/or material access, as applicable, cannot be repaired, rebuilt or restored within two hundred seventy (270) days after the date of such taking (the “Outside Condemnation Date”), then Landlord shall give written notice to Tenant of such determination, and in either such case upon written notice by Landlord or Tenant given within fifteen (15) days following such notice from Landlord, this Lease shall terminate on the date title passes and Base Rent and Operating Expenses shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly, at its sole cost and expense, restore and reconstruct the Premises, and the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In such event, Landlord shall provide Tenant with an estimated period for completion of such repairs and/or restoration which shall be no longer than two hundred seventy (270) days after the date of the taking or such longer period as may have been specified by Landlord and accepted by Tenant (“Estimated Restoration Period”). If the actual restoration is not completed within thirty (30) days after the end of Landlord’s Estimated Restoration Period, subject to extension for Force Majeure and for delays caused by Tenant or any Tenant Parties, Tenant may terminate this Lease upon thirty (30) days’ prior written notice to Landlord, which notice shall have a heading in at least 12-point type, bold and all caps as follows: “FAILURE TO COMPLETE REPAIRS WITHIN THIRTY (30) DAYS SHALL RESULT IN TENANT EXERCISING TERMINATION RIGHTS;” provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant’s notice of termination shall be null and void and this Lease shall continue in full force and effect. Upon any such termination, neither Landlord nor Tenant shall have any further obligations hereunder except those that would otherwise survive the termination of this Lease as expressly provided herein. 20. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” condition and in good working order and repair, and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care) and such damage or destruction as Landlord is required to repair or restore under this Lease; (b) Tenant shall remove all Tenant Property therefrom, except as otherwise expressly provided in this Lease; and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises (collectively, “Move Out Conditions”). Landlord shall be permitted to inspect the Premises in order to verify compliance with these Move Out Conditions prior the Expiration Date, the effective date of any earlier termination of this Lease, or the surrender date otherwise agreed to in writing by Landlord and Tenant. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date or after any earlier termination date of this Lease or of Tenant’s right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 150% of the aggregate Rent that was in effect during the last month of the Term for the first three (3) months of such holdover and for each month thereafter, 200% of the aggregate of all Rent that was in effect during the last month of the Term. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, then Tenant shall be liable for all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon thirty (30) days’ prior written notice given by the terminating party to the non-terminating party. 21. EVENTS OF DEFAULT. 21.1. Bankruptcy of Tenant. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against Tenant, as the case may be under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within ninety (90) days after filing, or whenever a receiver of Tenant or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

20 21.2. Default Provisions. In addition to any Default arising under Section 21.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five (5) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive twelve (12) month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five (5) day period in which to cure any such failure; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord’s delivery to Tenant of written notice of such noncompliance or failure to satisfy under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then such Tenant’s failure to comply shall not constitute an Event of Default and Landlord shall not exercise its remedies under Section 22 unless such noncompliance remains uncured for more than sixty (60) days after the initial delivery of Landlord’s original default notice; and, at Landlord’s election. 22. RIGHTS AND REMEDIES. 22.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default. 22.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease that remains uncured within the specified timeframes, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following: 22.2.1. Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, including but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 22.2.1, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus [*] per annum. Notwithstanding anything to the contrary herein contained, if there shall occur an Event of Default and Landlord shall seek to exercise its remedies, Landlord shall use commercially reasonable efforts to mitigate any damages caused by such Event of Default, such efforts to include using commercially reasonable efforts to re-let the Premises. Efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 22.2. If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or 22.2.2. Continue the Lease and either (a) continue Tenant’s right to possession or (b) terminate Tenant’s right to possession and in the case of either (a) or (b), recover the Rent as it becomes due. Acts of maintenance,

21 efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or 22.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located. 22.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any Security Deposit under Section 1.12 above. Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been abandoned by Tenant and subject to public or private sale by Landlord, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease. 22.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of the lower of: (i) [*] per annum above the “prime” or “reference” or “base” rate (on a per annum basis) of interest publicly announced as such, from time to time, by the JPMorgan Chase Bank, NA, or its successor and (ii) the highest rate allowable under Washington law (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law. 22.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord. 23. BROKER. [*] (“Tenant’s Broker”) represented Tenant in the negotiation of this Lease. [*] represented Landlord in the negotiation of this Lease. Landlord has agreed to pay Tenant’s Broker a brokerage commission under a separate agreement. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from

22 any brokerage commissions or finder’s fees or claims therefor by any other parties claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease. 24. MISCELLANEOUS. 24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought. 24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if (a) personally delivered, or (b) if sent by Federal Express or other comparable commercial overnight delivery service, (c) sent via email; or (d) sent by certified mail, return receipt requested and postage prepaid addressed (in the case of any or all of (a), (b), (c) and (d) above) to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made (i) on the day so delivered or (ii) in the case of overnight courier delivery on the first business day after having been deposited with the courier service, (iii) in the case of email, the same day if confirmed sent before 5:00 PM Pacific Time; and (iv) in the case of certified mail, on the third (3rd) business day after deposit with the U.S. Postal Service, postage prepaid. 24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach. 24.4. Legal Costs. The prevailing party in any legal proceeding based upon breach or default or other claim under this Lease shall be entitled to reimbursement from the other party for any reasonable legal fees and court (or other administrative proceeding) costs or expenses. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, not to exceed [*] for each instance requesting Landlord consent. 24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant. 24.6. Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state that does not reference the Purchase Option. 24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable,

23 the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. 24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state. 24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder. Landlord hereby represents, warrants, and covenants with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder. 24.10. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES. 24.11. Financial Information. From time to time during the Term only to the extent Tenant is not a public company, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) business days following Landlord’s written request therefor. Upon Landlord’s request and provided Tenant is not a public company, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement. Furthermore, upon the delivery of any such financial information from time to time during the Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable financial information. Provided Tenant is not a public company, Landlord agrees to maintain in confidence the Tenant’s financial information delivered to Landlord in connection with this Section 24.11, which Landlord shall not disclose to any third party other than (a) to its affiliates, employees, agents, advisors, attorneys, lenders, purchasers, investors, partners and representatives; (b) to the extent required by any applicable statute, law, regulation or governmental authority; and (c) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Landlord’s agreement to maintain confidential information hereunder shall not include information which (x) was or becomes generally available to the public other than as a result of a disclosure by Landlord in violation of the foregoing provision, or (y) was available to Landlord on a non-confidential basis prior to its disclosure by the Tenant or their respective representatives or agents, or (z) becomes available to Landlord on a non-confidential basis from a source other than the Tenant, provided that such source is not bound by a confidentiality agreement with Landlord or otherwise prohibited from transmitting the information to Landlord by a contractual, legal or fiduciary obligation. 24.12. Confidential Information. Tenant and Landlord agree to maintain in confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and

24 Tenant Parties and Landlord respectively either prior to or during the Term in connection with the negotiation and execution hereof (such information is hereinafter collectively referred to as the “Lease Information”). Notwithstanding the foregoing, (a) Landlord shall have the right to disclose the Lease Information to Landlord’s affiliates and their respective employees, agents, advisors, attorneys, lenders, purchasers, investors, partners and representatives subject to Landlord’s instruction to each such party that the Lease Information is confidential and shall be maintained by such party accordingly; and (b) either party shall have the right to disclose the Lease Information to the extent required by any applicable statute, law, regulation or governmental authority (including without limitation disclosures required by virtue of Tenant’s status as a public company) or in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Lease or as otherwise may be required by law. 24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant. 24.14. Lien Prohibition. Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises as a result of the acts, agreements or actions of Tenant or any Tenant Parties. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, within ten (10) business days after demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with Default Interest thereon, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises. 24.15. Parking. Tenant shall have the exclusive right to use all parking spaces and truck courts located on the Premises 24.16. Purchase Option. Subject to the terms and conditions set forth in Addendum No. 2 attached hereto, Tenant shall have one (1) option to purchase the Premises (the “Purchase Option”) beginning on the earlier of (i) the date that is the twenty-four (24) month anniversary of the date of Substantial Completion and (ii) the Acceleration Date (as defined below) and expiring [*] thereafter (the “Option Period”); provided, however, that Option Period shall be extended on a day for day basis calculated as the length of the Landlord Delay. The Purchase Option may be exercised by Tenant during the Option Period on or prior to the expiration of the Option Period with the closing to occur within [*] days after exercise (the “Option Closing Date”). If the Purchase Option is timely exercised and no Purchase Option Termination Event (as defined in Addendum No. 2) has occurred, Landlord and Tenant shall promptly enter into the Purchase and Sale Agreement attached hereto as Lease Schedule 1 for purposes of proceeding to closing of the sale of the Premises by Landlord to Tenant. The purchase price payable by Tenant to Landlord should Tenant exercise the Purchase Option shall be equal to an amount equal to [*]. Upon closing of the sale of the Premises by Landlord to Tenant, this Lease shall automatically terminate and all rights and obligations of the parties herein shall be of no further force and effect regardless if such rights were to survive such termination. The “Acceleration Date” is the date of a borrower default under the Loan Documents (as defined in the SNDA attached hereto as Exhibit C). “Landlord Delay” means any actual delay in Landlord achieving Substantial Completion by the date set forth in the Project Schedule that is not due to a Tenant Delay and is caused by (i) Landlord’s failure to comply with its obligations under the Development Agreement or Construction Contract (as defined in the Development Agreement); or (ii) a Landlord Change Order (as defined in the Development Agreement). Notwithstanding anything to the contrary in the foregoing or any other provision in the Development Agreement, no Landlord Delay shall have occurred unless Tenant has provided written notice to Landlord identifying the Landlord Delay (the “Landlord Delay Notice”), or in an update to the Project Schedule or any Effective Notice (as defined in the Development Agreement) specifying the action or inaction by Landlord in reasonable

25 detail which Tenant contends constitutes the Landlord Delay and estimating the actual impact on the date of Substantial Completion. To the extent there is an actual delay in achieving Substantial Completion as a result of Landlord Delay, there shall be an extension of the Option Period by the number of days that the Landlord Delay delays Substantial Completion (which shall be calculated commencing as of the date of the Landlord Delay Notice until the Landlord Delay is cured). If Landlord disputes whether an event qualifies as a Landlord Delay, the length of a Landlord Delay, or the estimated impact on the date of Substantial Completion, then Landlord may elect to have the dispute resolved by the dispute resolution process in Section 16.2 of the Development Agreement. 24.17. Counterparts. This Lease may be executed in multiple counterparts, but all such counterparts shall together constitute a single, complete and fully-executed document. 24.18. SNDA. Concurrently with the execution of this Lease (or as soon as reasonably practicable thereafter), Landlord will deliver a subordination, non-disturbance, and attornment agreement (“SNDA”) executed by Landlord and its lender in the form attached to this Lease as Exhibit C. [Signature Page Follows]

A-1 IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written. LANDLORD: DPIF2 WA 7 MOUNTAIN VIEW, LLC, a Delaware limited liability company By: /s/ Michael Dermody Name: Michael Dermody Its: President and CEO TENANT: SEAGEN INC., a Delaware corporation By: /s/Clay Siegall Name: Clay Siegall Its: President and CEO Landlord’s Addresses for Notices: [*] With a copy to: [*] With a copy to: Barack Ferrazzano Kirschbaum & Nagelberg, LLP 200 West Madison Street, Suite 3900 Chicago, Illinois 60606 Attn: [*] Email: [*] Tenant’s Addresses for Notices: 21823 30th Dr SE Bothell, WA 98021 Attn: [*] Email: [*] With a copy to: 21823 30th Dr SE Bothell, WA 98021 Attn: [*] Email: [*] With a copy to: Summit Law Group, PLLC 315 5th Ave S, Suite 1000 Seattle, WA 98014 Attn: [*] Email: [*] [Acknowledgement Page Follows]

A-2 [*]

A-3 LEASE EXHIBIT A PREMISES [*]

B-1 LEASE EXHIBIT B DEVELOPMENT AGREEMENT [See Attached] [*]

C-1 LEASE EXHIBIT C SNDA [See Attached]

C-2 RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Wells Fargo Bank, National Association Commercial Real Estate (AU #7573) MAC T0002-167 1000 Louisiana St, 16th Floor Houston, TX 77002-5005 Attn: [*] Loan #: ____________ (Space Above For Recorder's Use) SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (Lease to Security Instrument) NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT. THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made AS OF ___________, 2021, by and between DPIF2 WA 7 MOUNTAIN VIEW, LLC a Delaware limited liability company, owner OF THE REAL PROPERTY HEREINAFTER DESCRIBED ("Landlord"), SEAGEN INC., a Delaware corporation ("Tenant") and WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, "Lender"). R E C I T A L S A. Pursuant to the terms and provisions of a Standard Form Industrial Building Lease dated ____________ ("Lease Agreement"), Landlord granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property"). Simultaneously therewith, Landlord and Tenant entered into that certain Development Management and Allowance Agreement dated ____________ ("Development Agreement" and together with the Lease Agreement, collectively, the "Lease"). B. Tenant has an option to purchase the Property pursuant to Section 24.16 and Addendum No. 2 of the Lease Agreement (the "Option to Purchase"). C. Landlord has executed, or proposes to execute, that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement, and Fixture Filing ("Security Instrument") securing, among other things, that certain Promissory Note Secured by Mortgage

C-3 dated ______________ ("Note") in the principal sum of $____________, payable to the order of Lender ("Loan"). The Security Instrument is to be recorded concurrently herewith. D. The Loan is made pursuant the terms of the certain Construction Loan Agreement dated ____________, by and between Lender and Landlord (the “Loan Agreement”). All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement. E. As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and the Option To Purchase and that Tenant specifically and unconditionally subordinate the Lease and the Option To Purchase to the lien of the Security Instrument. F. Landlord and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender. NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Landlord and Tenant hereby agree for the benefit of Lender as follows: 1. SUBORDINATION. Landlord and Tenant hereby agree that: 1.1. Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease and the Option To Purchase; provided, however, that any party acquiring title to the Property regardless of whether title is acquired by foreclosure (whether judicial or nonjudicial) of the Security Instrument, acceptance of a deed-in-lieu of such foreclosure, or other sale or transfer in connection with the enforcement of Lender’s rights and remedies under the Security Instrument, or otherwise in satisfaction of the Loan, shall be bound by the Option to Purchase which shall remain in full force and effect. 1.2. Subordination. Lender would not make the Loan without this agreement to subordinate; and 1.3. Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease and the Option To Purchase to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease and the Option To Purchase, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease and the Option To Purchase to a deed or deeds of trust or to a mortgage or mortgages. AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that: 1.4. Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or

C-4 duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and 1.5. Subordination. Subject to the terms of this Agreement, Tenant intentionally and unconditionally subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this subordination. 2. ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Landlord in favor of Lender. 3. ESTOPPEL. Tenant acknowledges and represents that: 3.1. Entire Agreement. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease; 3.2. No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: _______________________________________________ ______________________________________________________________________; 3.3. No Default. To the best of Tenant's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease; 3.4. Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no amendments, modifications or additions to the Lease, written or oral; and 3.5. No Broker Liens. Neither Tenant nor Landlord has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows: ______________________________________________________________ ______________________________________________________________________. 4. ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the Mortgagee under the Security Instrument: 4.1 Modification, Termination and Cancellation. Except for a modification or amendment executed to extend the term of the Lease and confirm the Renewal Rent (as defined in the Lease) in connection with the exercise of any Renewal Option (as defined in the Lease), Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Landlord in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent;

C-5 4.2 Tenant’s Exercise of Option to Purchase. Lender acknowledges that Tenant may exercise the Option to Purchase provided that all sums owing and outstanding under the Loan Documents have or shall be paid to Lender in full at the Option Closing Date (as defined in the Lease). Notwithstanding anything to the contrary contained herein or in the Loan Documents, in no event shall the principal sum of the Loan exceed $60,000,000.00; 4.3 Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Landlord of any default by Landlord under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Landlord; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence. Lender acknowledges that Tenant may file a request for notice against the Property in accordance with Revised Code of Washington 61.24.045; 4.4 No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; 4.5 Assignment of Rents. Within 20 days of receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Landlord to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Landlord is in default under the Loan and/or the Security Instrument. Landlord expressly authorizes Tenant to make such payments to Lender upon reliance on Lender's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord, and notwithstanding any contrary notice from Landlord) and hereby releases Tenant and agrees to indemnify and hold Tenant harmless from all liability in connection with Tenant's compliance with Lender's written instructions. Any such payment shall satisfy Tenant's obligation to make such payment under the Lease. 4.6 Insurance and Condemnation Proceeds. In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control. Notwithstanding the foregoing, so long as Tenant is not in default under the Lease or this Agreement beyond all applicable notice and cure periods and provided Tenant has not terminated (or notified Landlord that it intends to terminate) the Lease in connection therewith, if and to the extent that Landlord is required to repair or restore the Property upon the occurrence of a taking or a casualty, and provided Landlord is not in default under the Loan Agreement or other Loan Documents and has complied with the conditions to the release of condemnation awards or insurance proceeds set forth in the Security Instrument, Lender shall permit Landlord to apply any condemnation awards or insurance proceeds payable with respect thereto (net of all settlement and adjustment costs, including attorney and adjuster fees) to the repair and restoration of the Property in accordance with the terms, conditions, and provisions of the Lease. 5. ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of

C-6 Landlord's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Security Instrument) as follows: 5.1. Payment of Rent. Subject to Section 4.4 above, Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease; 5.2. Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Landlord's interest in the Lease and giving written notice thereof to Tenant; 5.3. No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease, except to the extent that the act or omission is of a continuing nature that: (a) existed as of the date Lender succeeded to Landlord’s interest in the Lease; (b) violated or caused a breach of Lender’s obligations as landlord under the Lease (as applicable); and (c) Tenant has provided Lender with (i) notice of the applicable default that gave rise to such offset or defense, and (ii) the opportunity to cure the same, all in accordance with the terms of Section 4.3 above; provided, however, that Lender shall neither be liable for any consequential, exemplary, special or punitive damages accruing as a result of acts or omissions which occurred prior to Lender’s acquisition of the Property nor for the return of any sums which Tenant may have paid to Landlord under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Lender; 5.4. Subsequent Transfer. If Lender, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any further transfer of Landlord's interest by Lender, all of such obligations shall terminate as to Lender; 5.5. Limitation on Lender’s Liability. Tenant agrees to look solely to Lender’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment; and 5.6. No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations, warranties or indemnities from Landlord, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof. 6. NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under

C-7 the Lease (including without limitation the Option to Purchase) subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender nor its successors and assigns: any construction obligations of Landlord, including, without limitation, any construction obligations set forth in the Development Agreement, and any tenant allowance, including, without limitation, the TI Allowance (as defined in the Development Agreement). 7. MISCELLANEOUS. 7.1 Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. 7.2 NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be: Landlord: DPIF2 WA 7 Mountain View, LLC [*] Tenant: Seagen Inc. 21823 30th Dr SE Bothell, WA 98021 Attention: [*] With a copy to: Seagen Inc. 21823 30th Dr SE Bothell, WA 98021 Attention: Corporate Counsel With a copy to: Summit Law Group, PLLC 315 5th Ave S, Suite 1000 Seattle, WA 98014 Attention: [*] Lender: Wells Fargo Bank, National Association Commercial Real Estate (AU #0007573) 8601 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85253 Attn: [*] Loan #: ____________

C-8 With a copy to: Wells Fargo Bank, National Association Minneapolis Loan Center 600 South 4th Street, 9th Floor MAC: N9300-091 Minneapolis, MN 55415 Attention: [*] Loan #: ____________ Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. 7.3 Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto. 7.4 Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement. 7.5 Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. 7.6 Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes. 8. DEVELOPMENT AGREEMENT. 8.1. Landlord Assignment. As security for the "Secured Obligations" (as such term is defined in the Security Instrument), Landlord hereby collaterally grants, transfers and assigns to Lender, and grants to and creates in favor of Lender a continuing security interest in and to, all of Landlord’s rights, title and interests in, to and under the Development Agreement, including, without limitation, all extensions or renewals thereof and amendments and modifications thereto and together with all proceeds and products thereof; provided, however, Lender confers upon Landlord the right to enforce the terms of the Development Agreement and to perform and undertake Landlord’s obligations and responsibilities under the Development Agreement so long as no "Default" (as such term is defined in the Loan Agreement) has occurred and is continuing. Upon the occurrence and during the continuance of a Default, Lender may revoke the rights of Landlord granted in the immediately preceding sentence and assume such obligations by delivering written notice to Landlord and Tenant. Nothing contained in this assignment or in any of the other "Loan Documents" (as such term is defined in the Loan Agreement) shall impose on Lender any

C-9 of the obligations to be performed by Landlord under the Development Agreement unless Lender exercises its option to revoke Landlord’s rights and to assume Landlord’s obligations as provided herein. Landlord’s rights, title and interests in, to and under the Development Agreement are assigned to the Lender hereunder as collateral security for the Secured Obligations and are not sold to the Lender, whether or not any assignment thereof is in form absolute. Landlord hereby authorizes Lender to file one or more Uniform Commercial Code financing statements describing the Development Agreement as collateral in such jurisdictions and offices as Lender deems necessary, desirable or appropriate. 8.2. Acknowledgement of Assignment. Tenant acknowledges and consents to the assignment of the Development Agreement by Landlord in favor of Lender and agrees, subject to the terms, conditions, and provisions of this Agreement to accept performance of Landlord’s obligations and responsibilities under the Development Agreement from Lender (or its affiliate). Any exercise by Lender of its rights under this Article 8 shall be strictly in accordance with the terms, conditions, and provisions of the Lease Agreement and the Development Agreement. 8.3. Assignment of Amounts Payable. Within twenty (20) days of receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Landlord to perform its obligations under the Development Agreement, or other written notice directing the payment of all amounts which would otherwise be due and payable by Tenant to Landlord under the Development Agreement to Lender (including, without limitation, any amounts payable to Landlord as a result of Tenant’s exercise of its termination rights under the Development Agreement), Tenant shall agree to such direction to pay and shall not be required to determine whether Landlord is in default under the Loan and/or the Security Instrument. Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord, and notwithstanding any contrary notice from Landlord) and hereby releases Tenant and agrees to indemnify and hold Tenant harmless from all liability in connection with Tenant’s compliance with Lender’s written instructions. Any such payment shall satisfy Tenant’s obligation to make such payment under the Development Agreement and Lender shall apply all such payments for the purposes and in the manner specified in the Development Agreement. 8.4. Assignment and Use of Project Documents. (i) Notwithstanding any term, condition, or provision of the Loan Agreement or any of the other Loan Documents to the contrary, Lender hereby expressly recognizes, acknowledges, agrees, and consents to the fact that Tenant has rights (hereinafter collectively referred to as the "Tenant Rights") in and to all contracts, documents and agreements relating to the Project (as that term is defined in the Development Agreement), including, without limitation, the Construction Contract and the Plans and Specifications (as each term is defined in the Development Agreement and hereinafter collectively referred to as the "Project Documents"), said Tenant Rights being set forth and described in various sections of the Development Agreement and associated documents. (ii) Notwithstanding any term, condition, or provision of the Development Agreement, or the Lease Agreement to the contrary, although Tenant has not reviewed any of the following documents, Tenant hereby expressly recognizes, acknowledges, agrees, and consents to the fact that Lender also has rights (hereinafter collectively referred to as the "Lender Rights")

C-10 in and to the Project Documents, said Lender Rights being set forth and described in (a) the Security Instrument, and (b) those certain assignments of construction/contractor, engineering and/or architect agreements to be executed by each third party general contractor, engineer and/or architect (reasonably requested by Lender) in favor of Lender, as any of the foregoing may be from time to time amended, modified, substituted, and/or supplemented. (iii) Tenant hereby consents to the exercise of the Lender Rights (to the extent such rights are consistent with Landlord’s rights and obligations under the Development Agreement) and to Lender's non-exclusive use of the Project Documents for the sole purpose of completing (or causing the completion of) the construction of the Project in accordance with the requirements of the Development Agreement and this Agreement, such exercise to be permitted hereunder, however, only for so long as, and at such times as, Tenant is not actively exercising the Tenant Rights and using the Project Documents for the purpose of completing (or causing the completion of) the construction of the Project in accordance with the requirements of the Development Agreement. If, at any time while the Lender is exercising the Lender Rights or using the Project Documents for the aforesaid purpose, Tenant becomes entitled to exercise the Tenant Rights under the Development Agreement or the Project Documents and elects to do so, then Lender shall promptly cease its exercise of the Lender Rights and its use of the Project Documents and shall defer and be subject to Tenant’s exercise of the Tenant Rights and Tenant’s use of the Project Documents for such purpose. (iv) Lender hereby expressly permits and approves of any assignment of the Project Documents to Tenant by Landlord in accordance with and as required by the terms, conditions, and provisions of the Development Agreement. NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND. IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO. [Signature Pages Follow] Landlord Signature Page: IN WITNESS WHEREOF, Landlord has executed this Agreement as of the day and year first above written. "LANDLORD"

C-11 DPIF2 WA 7 MOUNTAIN VIEW, LLC, a Delaware limited liability company By: Dermody Properties Industrial Fund II Agg I LP, a Delaware limited partnership, its Sole Member By: Dermody GP II, LLC, a Delaware limited liability company, its General Partner By: ______________________________ Name: Title: STATE OF _______________________) ) SS: COUNTY OF _____________________) On this, the ______ day of ____________, 2021, before me, a Notary Public, the undersigned officer, personally appeared ________________, to me known, who, being by me duly sworn, did depose and say that he is the duly authorized signatory of DPIF2 WA 7 MOUNTAIN VIEW, LLC, a Delaware limited liability company (the “Company”), and that as such _________________ _____________, being duly authorized to do so, he executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as such _______________________________________. IN WITNESS WHEREOF, I hereunto set my hand and official seal. _____________________________________________ Notary Public MY COMMISSION EXPIRES:

C-12 Tenant Signature Page: IN WITNESS WHEREOF, Tenant has executed this Agreement as of the day and year first above written. "TENANT" SEAGEN INC., a Delaware corporation By: Name: Its: STATE OF ) COUNTY OF ) The foregoing instrument was acknowledged before me on _____________, 2021, by _____________________________, as _________________________________ of SEAGEN INC., a Delaware corporation. NOTARY PUBLIC My commission expires:

C-13 Lender Signature Page: IN WITNESS WHEREOF, Lender has executed this Agreement as of the day and year first above written. "LENDER" WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: Name: [*] Title: Senior Vice President STATE OF __________ ) :ss COUNTY OF __________ ) The foregoing instrument was acknowledged before me on ____________, 2021, by [*], a Senior Vice President of Wells Fargo Bank, National Association, a national banking association, on behalf of such association. NOTARY PUBLIC My commission expires:

C-14 EXHIBIT A - DESCRIPTION OF PROPERTY [INSERT LEGAL DESCRIPTION]

Addendum 1-1 LEASE ADDENDUM NO. 1 Renewal Option 1. Tenant shall have the option (“Renewal Option”) to renew this Lease for two (2) additional terms of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that Base Rent during each Renewal Term shall be determined in accordance with Section 2 of this Addendum No. 1 to the Lease and shall hereinafter be referred to as “Renewal Rent”. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise the Renewal Option (“Renewal Notice”) at any time on or [*] prior to the then applicable Expiration Date (as previously extended by any Renewal Terms(s)) during the Initial Term after the Commencement Date or any Renewal Term, as applicable; and if Tenant fails to timely deliver the Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Option. 2. “Renewal Rent” shall be determined by Landlord, in its reasonable discretion based upon the annual base rental rates Landlord anticipates will be charged as of the commencement date of the Renewal Term in the industrial market sector of the geographic area where the Building is situated for comparable renewal space and for a lease term commencing on or about the commencement date of the Renewal Term and equal in duration to the Renewal Term, taking into consideration such factors as Landlord may consider relevant in Landlord’s reasonable discretion, including, but not limited to: the geographic location, quality and age of the Building; since the inception of the Lease, the credit of Tenant; the respective responsibilities of Landlord and Tenant thereunder; and any other relevant term or condition in making such evaluation, as determined by Landlord in its reasonable and absolute discretion. In no event, however, shall the Renewal Rent be less than [*] of the rate of Base Rent in effect as of the expiration date of the original Term or the most recent Renewal Term, as applicable. Landlord shall notify Tenant of Landlord’s determination of Renewal Rent for the Renewal Term, in writing (the “Base Rent Notice”) within [*] days after receiving the Renewal Notice. 3. Tenant shall then have [*] days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”) whether Tenant, in its sole and absolute discretion (i) is prepared to accept the Renewal Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises during the Renewal Term at that Renewal Rent; or (ii) proceed to binding baseball style arbitration pursuant to Section 5 of this Addendum No. 1 to determine the Renewal Rent. 4. The Renewal Option is granted subject to all of the following conditions: (a) As of the date on which Tenant delivers its Renewal Notice and as of the commencement date of the Renewal Term, this Lease shall be in full force and effect and no Default shall exist (beyond any applicable notice and cure period). (b) In the event that Tenant assigns its interest under this Lease or subleases all of the Premises, whether or not in accordance with the requirements of Section 8 of the Lease, and whether directly or indirectly, the provisions of this Addendum No. 1 shall not be available to, or run to the benefit of, and may not be exercised by, any such assignee or sublessee; provided, however, that if an Permitted Transfer occurs and the transferee has a net worth determined in accordance with terms of this Lease equal to or in excess of Tenant as of the Commencement Date as adjusted to reflect then current dollars, the provisions of this item (b) shall not apply. 5. If Tenant elects to proceed to binding baseball style arbitration, the Renewal Rent shall be equal to the greater of: (x) [*] of the last prevailing annual Base Rent; or (y) the Fair Market Value Rental (as hereinafter defined) determined by the appraisers. (a) If Tenant timely elects to exercise its right to arbitration, Landlord shall send to Tenant, within fifteen (15) days of Landlord’s receipt of Tenant’s exercise notice, a notice (the “Fair Market Value Rental Notice”)

Addendum 1-2 setting forth Landlord’s final designation of the Rental Rate as its determination of the fair market value of Base Rent for the Premises for the first year of the Renewal Term (the “Fair Market Value Rental”). Within ten (10) days after Tenant receives Landlord’s determination of the Fair Market Value Rental, Tenant will submit to Landlord its final proposed Fair Market Value Rental. (b) Within ten (10) Business Days after the last of Landlord’s or Tenant’s proposed Fair Market Value Rental is submitted, each of Landlord and Tenant will appoint a person who is an appraiser and a member of the American Institute of Real Estate Appraisers, with not less than ten (10) years’ commercial/industrial experience in the Snohomish County, Washington area (each, an “Arbitrator”) and with experience in leasing similar properties. The two (2) Arbitrators so appointed shall appoint an impartial third Arbitrator, similarly qualified, who has no business relationship with either Landlord or Tenant, within ten (10) days after the appointment of the last appointed Arbitrator, and shall notify the parties of the identity of such third Arbitrator. If the two (2) Arbitrators are unable to agree upon a third Arbitrator, either Landlord or Tenant may, upon not less than five (5) days’ written notice to the other party, apply to the American Arbitration Association for appointment of a third similarly qualified Arbitrator. The three (3) Arbitrators are referred to in this Lease as the “Arbitration Panel.” Within fifteen (15) days after the appointment of the third Arbitrator, the Arbitration Panel shall (i) conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for questioning by the members of the Arbitration Panel and (ii) select either the Landlord’s proposed Fair Market Value Rental or the Tenant’s proposed Fair Market Value Rental as the Fair Market Value Rental, which designation will constitute the Fair Market Value Rental for purposes of determining Base Rent for the first year of the applicable Renewal Term. The determination of the Arbitration Panel shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed Fair Market Value Rental is closest to the actual Fair Market Value Rental, and the Arbitration Panel will have no right to propose a middle ground or to modify either of the two (2) proposals. The decision of a majority of the three (3) members of the Arbitration Panel shall be binding upon Landlord and Tenant. Each party shall pay any cost of the Arbitrator selected by such party (and their own attorneys and consultants) and one half of the cost of the third Arbitrator so selected plus one half of any other costs incurred in resolving the disagreement regarding the Fair Market Value Rental. (c) If Landlord and Tenant reach agreement regarding the Fair Market Value Rental, or if the Arbitration Panel determines the Fair Market Value Rental, then, within thirty (30) days, the parties shall execute an amendment to this Lease confirming the terms and conditions applicable to the applicable Renewal Term with a Base Rent equal to the greater of (x) [*] of the last prevailing annual Base Rent; or (y) the Fair Market Value Rental determined by the Arbitration Panel, including the newly extended expiration date and the Base Rent determined in accordance with this Addendum No. 1. (d) Tenant shall have no right to exercise its Renewal Option if Tenant is in default under the Lease beyond applicable notice and cure periods.

Addendum 2 -1 LEASE ADDENDUM NO. 2 PURCHASE OPTION (a) Provided that as of the date of the giving of the Option Exercise Notice, (x) Tenant (or a tenant pursuant to a Permitted Transfer) is the Tenant originally named herein, (y) Tenant (or a tenant pursuant to a Permitted Transfer) actually occupies all of the Premises originally demised under this Lease, and (z) no Event of Default or event which but for the passage of time in the giving of notice, or both, would constitute an Event of Default at the time the applicable Option Notice is given or at the applicable Option Closing Date, Tenant may exercise the Purchase Option by delivery of written notice to Landlord during the Option Period. (b) If Tenant at any time declines to exercise a Purchase Option, Tenant shall be deemed to have irrevocably waived the Purchase Option. (c) Only the Tenant originally named herein (or a tenant pursuant to a Permitted Transferee) may exercise the Purchase Option. The Purchase Option is not assignable and shall terminate automatically upon any assignment of the Lease other than to a tenant pursuant to a Permitted Transfer. (d) The Purchase Option shall expire if Tenant fails to timely exercise it.

Schedule 1 -1 LEASE SCHEDULE 1 PURCHASE AND SALE AGREEMENT PURCHASE AGREEMENT (___________ , Washington) THIS PURCHASE AGREEMENT (this “Agreement”) is dated for reference purposes as of _________________, 2021, by and between ______________________, a ______________ __________________(“Landlord”), and ____________________, a _______________ (“Tenant”). This Agreement shall be effective upon its mutual execution and delivery by Landlord and Tenant (the “Effective Date”). RECITALS: A. Landlord and Tenant are parties to that certain Lease Agreement dated as of ______________, 2021 (the “Lease”) pursuant to which Landlord leases to Tenant all of that certain building known as __________ (“Building”) consisting of approximately 257,770 rentable square feet located on the Land described and depicted on Exhibit A hereto, together with the exclusive right to use all portions of the land other than the Building, said land also being depicted on Exhibit A hereto (“Land”). The Building and the Land are collectively referred to herein as the “Project”. B. Pursuant to the terms of Section 24.16 of the Lease, Tenant has exercised its Purchase Option (as defined in the Lease). Capitalized terms used herein and not otherwise defined herein shall have the meanings respectively ascribed to them in the Lease. C. Landlord wishes to sell to Tenant and Tenant wishes to acquire the Project upon the terms and conditions set forth in this Agreement. AGREEMENT: NOW THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord agrees to sell to Tenant and Tenant agrees to purchase from Landlord the Project, together with and including all hereditaments, appurtenances, easements and rights of way thereunto belonging or in any way appertaining and also the right, title and interest (if any) of Landlord in and to the bounding and abutting streets, alleys and highways, subject to and upon the following terms and conditions: 1. Sale. On and subject to the terms and conditions of this Agreement, Landlord agrees to sell to Tenant, and Tenant agrees to purchase from Landlord, the Project, together with: (a) all easements and rights benefiting or appurtenant to the Project including any right, title or interest in the bed of any adjoining street, road, highway or alley; (2) Landlord’s interests in any certificates, permits, variances, licenses and approvals that benefit or relate to the Project and its current use (“Permits”); (3) Landlord’s interests in all blueprints, shop drawings, surveys, studies, plans and specifications that are in the possession of or readily available to Landlord or its agents (the “Plans”); (4) Landlord’s interests in any warranties and guaranties given to, assigned to or benefiting Landlord or the Project, regarding the acquisition, construction, design, use, operation, management or maintenance thereof (“Warranties”); and (5) Landlord’s interests in all records regarding ownership, maintenance and repair of the Project and all studies of any kind regarding the condition of any element of the Project (“Records”) that are in possession or under the reasonable control of the Landlord, or its manager (as such items collectively the “Materials”).

Schedule 1 -2 2. Purchase Price. The “Purchase Price” for the Project is ___________________________ Dollars ($___________________), allocated as follows: o $_____________ to the Land; and o $_____________ to the Building. Within five (5) business days after the execution of this Agreement, Tenant shall deposit with Title Company (as defined below), as its earnest money deposit, a sum equal to $500,000 (the “Earnest Money”) to be held by Title Company and applied to the Purchase Price or otherwise in accordance with this Agreement. 3. Closing. Closing of the transfer of title and payment contemplated by this Agreement (the “Closing”) shall occur on [INSERT DATE THAT IS THIRTY (30) DAYS AFTER OPTION EXERCISE] or on such earlier or later date as may be mutually agreed upon by the parties (the “Closing Date”). The Closing shall take place by mail through the office of the Title Company (as hereinafter defined) or at such other place as may be agreed to mutually by the parties. Landlord agrees to deliver possession of the Project and Materials to Tenant on the Closing Date. A. Landlord’s Closing Documents. On the Closing Date, Landlord shall execute and/or deliver to Tenant the following: (1) Deed. A customary-form bargain and sale deed (the “Deed”), in form reasonably satisfactory to Tenant, conveying good and marketable title to the Project to Tenant, free and clear of all encumbrances, except the “Permitted Encumbrances” determined pursuant to Section 5 hereof. (2) Bill of Sale. A Bill of Sale, in general warranty form, conveying all fixtures comprising part of the Project to Tenant, free and clear of all encumbrances, except any Permitted Encumbrances. (3) Business Records. Originals or complete copies of the Permits, Plans, Warranties and Records. (4) General Assignment. An Assignment of the Permits, Plans, Warranties, and Records, and any Proceeds, in form reasonably satisfactory to Tenant. (5) Landlord’s Affidavit. Such affidavits of Landlord and/or indemnities for the benefit of the Title Company as may be reasonably required by the Title Company to issue owner’s and lenders’ policies of title insurance conforming to the requirements of Section 5 of this Agreement. (6) Settlement Statement. A customary settlement statement prepared in conjunction with the Title Company accounting for all sources and uses of funds at the Closing. (7) Other Requirements. Any other document or instrument reasonably required by the Title Company or any municipal body or agency to evidence or complete the transfer of title as contemplated in this Agreement. 4. Inspection. Within the initial five (5) days after the Effective Date, Landlord shall make available to Tenant the following, to the extent the same are in Landlord’s possession or readily available to it: (1) any and all Environmental Reports relating to the Project (defined below) issued to Landlord to the extent not previously delivered to Tenant; (2) all historical title work, past real estate tax records, tax returns, surveys, engineering reports and physical inspection reports; and (3) the Permits, Plans, Warranties and Records. 5. Title Examination. Title examination will be conducted as follows: A. Landlord’s Title Evidence. Landlord shall, within ten (10) days after the Effective Date, furnish to Tenant: a commitment for an ALTA owner’s policy of title insurance (“Title Commitment”), issued by a title company selected by Landlord (the “Title Company”) [NOTE TO LANDLORD: LANDLORD/TENANT TO AGREE TO TITLE COMPANY],

Schedule 1 -3 committing the Title Company to insure title to the Project, free and clear of liens, mortgages, charges or encumbrances, subject only to the “Permitted Encumbrances” (as hereinafter defined). Tenant may obtain, at Tenant’s sole cost, a current, “as built” survey of the Project, meeting all ALTA/ASCM requirements, showing all easements of record and all improvements and encroachments and certified to Tenant, the Title Company and Tenant’s Lender (“Survey”). B. Tenant’s Objections. Within ten (10) days after receiving the Title Commitment, Tenant will make any written objections it may have to the Title Commitment (“Objections”). Tenant’s failure to make Objections within such time period will constitute a waiver of Objections with respect to matters disclosed in Schedule B of the Title Commitment. Any specific matter shown in Schedule B of the Title Commitment or in the Survey and not objected to by Tenant shall also be deemed “Permitted Encumbrances” hereunder. Without limitation of the foregoing, the exceptions to title set forth on Exhibit B shall be deemed Permitted Encumbrances and Tenant shall have no right to object to such matters set forth on Exhibit B or any lien, claim, encumbrance, easement or other matter approved or requested prior to the date hereof by Tenant pursuant to the Lease or the Development Agreement, which matters shall also be Permitted Encumbrances. Landlord will have ten (10) days after receipt of the Objections to cure those of the Objections that Landlord elects to cure (the “Cure Period”), during which period the Closing will be postponed as necessary. Landlord shall have no obligation to cure Objections other than the following (which Landlord shall be obligated to cure regardless of whether Tenant makes Objections to such items): (i) the liens of any judgment, mortgage, trust deed or deed of trust evidencing an indebtedness owed by Landlord; and (ii) mechanic’s liens pursuant to a written agreement either between (x) the claimant (the “Contract Claimant”) and Landlord or (y) the Contract Claimant and any other contractor, materialman or supplier with which Landlord has a written agreement (the “Mandatory Cure Items”). If Landlord fails to cure and remove (whether by endorsement or otherwise) any Mandatory Cure Items on or prior to the Closing, Tenant may, at its option and as its sole remedy hereunder, at law, in equity or pursuant to the Lease, either (i) terminate this Agreement, in which event the Earnest Money shall be returned by Title Company to Tenant, the Lease shall remain in full force and effect, or (ii) proceed to close with title to the Property as it then is with the right to deduct from the Purchase Price the amount reasonably necessary to cure and remove (by endorsement or otherwise, as mutually and reasonably determined by Title Company) those Mandatory Cure Items that Landlord has failed to cure and remove. On or prior to Closing, Landlord shall remove all easements, covenants or restrictions entered into by Landlord after the date of the Lease that are not Approved Exceptions if Tenant objects to the same (or any of the foregoing, “Cure Items”). Without limiting Tenant’s remedies set forth above in this paragraph B, in the event that, on the Closing Date Landlord cannot deliver, and Tenant cannot obtain without extra payment, a final title insurance policy consistent with the foregoing terms and requirements or in the event that Landlord is unable to remove any Cure Items, Tenant may, at its option (and as its sole remedy should Landlord fail to cure any Cure Items): (1) Terminate this Agreement in which event the Earnest Money shall be promptly refunded to Tenant, the Lease shall remain in full force and effect and the Purchase Option shall remain in effect, or (2) Waive the Objections and proceed to Closing. 6. Prorations. Landlord and Tenant agree to the following prorations and allocation of Closing and related costs: A. Title Insurance and Closing Fee. Landlord will pay the cost of preparing the Title Commitment and the ordinary premiums required for the issuance by Title Company of an standard coverage owner’s policy of title insurance with Tenant paying for the premiums associated with any extended coverage and any endorsements thereto (except as hereinafter provided). Landlord shall pay any premiums or surcharges related to endorsements which are intended to cure or mitigate title Objections. Landlord and Tenant will each pay one-half of any reasonable and customary closing fee or charge imposed by the Title Company. B. Survey. Tenant shall pay the cost of the Survey. C. Deed Tax. State deed tax, real estate excise, or transfer taxes, if any, on the Deed to be delivered by Landlord under this Agreement shall be paid by Landlord.

Schedule 1 -4 D. Prorations: Notwithstanding any local custom to the contrary, there shall be no prorations and adjustments between Landlord and Tenant at the Closing (including, but not limited to, any proration or adjustment of taxes or special assessments) except as hereinafter expressly provided. Tenant shall receive a credit from Landlord at the Closing for that portion of any Rent paid by Tenant to Landlord for the month in which the Closing occurs (the “Closing Month”) that is allocable to the period from and after the Closing Date. Tenant shall provide a credit to Landlord at the Closing for: (i) any and all Rent owing from Tenant to Landlord pursuant to the Lease with respect to the period prior to the Closing Date that Tenant has not previously paid to Landlord, including, but not limited to, Rent for that portion of the Closing Month occurring prior to the Closing Date to the extent not paid by Tenant prior to the Closing; (ii) Operating Expenses related to the Property that have been paid by Landlord and are related to the period prior to the Closing to the extent not previously reimbursed by Tenant; and (iii) any and all taxes or insurance charges paid by Landlord for which Tenant has not reimbursed Landlord, whether related to the period prior to or after the Closing Date. E. Recording Costs. Tenant will pay the cost of recording the Deed. Landlord shall pay the cost of recording any documents necessary to perfect its own title or which release encumbrances other than Permitted Encumbrances. F. Professional Fees. Each of the parties will pay its own attorneys’, accountants’ and consultants’ fees. 7. Landlord’s Warranties. Landlord hereby represents and warrants to Tenant and agrees as follows: A. There are no other agreements, or options or first refusals, which give any third party any right or option to purchase or lease any part of the Project other than in the Lease. B. Landlord has disclosed and made available to Tenant all reports and investigations commissioned by or otherwise reasonably available to Landlord relating to Hazardous Substances and the Project (collectively, the “Environmental Reports”). The term “Hazardous Substance,” in the singular and plural form, means any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. §§ 9601 et. seq.), any substances or materials which are classified or considered to be hazardous, contaminants, toxic or pollutants, or otherwise regulated under the laws of the State of in which the Project is located (collectively the “Environmental Requirements”), and crude oil and gasoline, and any fraction thereof, asbestos in any form or condition, area-formaldehyde insulation, and polychlorinated biphenyls in any form or condition. C. Except as disclosed in the Environmental Reports, Landlord has no knowledge of the presence of Hazardous Substances on, under, from, or to the Project in violation of Environmental Requirements and has received no written notice from any governmental authority of the presence of Hazardous Substances on the Project which are in violation of any federal, state or local law applicable to the Property other than those previously provided to Tenant, including, but not limited to, the Environmental Requirements, that would be Landlord’s responsibility to address under the Lease (as opposed to Tenant’s responsibility to cure and address), except [TO BE INSERTED UPON CONTRACT EXECUTION]. D. Excluding claims or litigation naming Tenant as a party, there is presently no claim, litigation, proceeding or governmental investigation pending or, to Landlord’s actual knowledge, threatened against or relating to the Project or the transactions contemplated hereby, except [TO BE INSERTED BY LANDLORD AT CONTRACT EXECUTION]. E. To Landlord’s actual knowledge, there is no condemnation proceeding pending with respect to any part of the Project, and Landlord has no knowledge of any threat or the imminence thereof, except [TO BE INSERTED BY LANDLORD AT CONTRACT EXECUTION]. F. There are no service, maintenance or other contracts or equipment or capital leases relating to the Project to which Landlord is party other than those which can, at Tenant’s option, be cancelled on thirty (30) days’ notice without penalty. All such representations and warranties shall be true on the Closing Date as if made on and as of such date. In the event that any aforesaid warranty is determined not to be true on and as of the Closing Date Tenant may, in Tenant’s sole discretion and

Schedule 1 -5 as its sole remedy, at its option and by notice to Landlord, either: (i) terminate this Agreement in which event the Earnest Money shall be promptly refunded to Tenant, the Lease shall remain in full force and effect including the Purchase Option, or (ii) waive the breach of warranty or representation and close the sale and purchase hereof. I. Landlord has given no warranties or representations regarding the Project except as expressly set forth in this Agreement and any conveyance documents. In the event of a material misrepresentation or breach of warranty by Landlord of a representation and warranty of Landlord (a “Landlord Representation”) which is first discovered by Tenant after the Closing Date but within six (6) months after the Closing Date, Tenant shall have all rights and remedies available at law or in equity; provided, however, no action or proceeding for a misrepresentation or breach of a Landlord Representation shall be valid or enforceable, at law or in equity, (i) unless written notice of such misrepresentation or breach of a Landlord Representation is delivered to Landlord within six (6) months after the Closing Date or (ii) in the event that Tenant had written notice of the breach or misrepresentation prior to Closing. Notwithstanding anything contained herein to the contrary, the maximum amount of damages that Tenant shall be entitled to collect from Landlord in connection with all suits, litigation or administrative proceedings resulting from all breaches by Landlord of any Landlord Representations or the covenants, indemnities and undertakings of Landlord in this Agreement that survive Closing shall in no event exceed one and one-half percent (1.5%) of the Purchase Price in the aggregate. Notwithstanding anything contained herein to the contrary, Landlord shall only be liable to Tenant on account of a breach of a Landlord Representation or covenant of Landlord that survives Closing to the extent the breach of the applicable Landlord Representation or surviving covenant relates to a condition, fact or circumstance that Landlord, as landlord under the Lease, would be liable to cure, repair, remediate, rectify or remove, and, to the extent such condition, fact or circumstance relates to an obligation or liability of Tenant, as tenant, under the Lease, Landlord shall have no liability for the same. It being the intention of the parties that the making of the Landlord Representations by Landlord hereunder, and the provision by Landlord of surviving covenants, in no event, and under no circumstances, make Landlord liable for, in damages or otherwise, for anything which Tenant, as tenant, is or would have been (if the Lease remained in effect), liable for under the Lease. 8. Broker’s Commission. Landlord and Tenant represent and warrant to each other that they have dealt with no brokers, finders or the like in connection with this transaction. Landlord and Tenant otherwise agree that each is solely responsible for all fees and charges which may become due and payable to their respective brokers, and further agree to indemnify each other and to hold each other harmless against all claims, damages, costs or expenses of or for any other such fees or commissions resulting from their actions or agreements regarding the execution or performance of this Agreement, and will pay all costs of defending any action or lawsuit brought to recover any such fees or commissions incurred by the other party, including reasonable attorneys’ fees. Landlord’s and Tenant’s respective obligations hereunder shall survive closing. 9. Assignment. Tenant shall not have the unconditional right to assign this Agreement unless consented to by Landlord in writing except to an Affiliate of Tenant; provided that no such assignment will relieve the Tenant of its obligations under this Agreement. 10. Survival. Except as otherwise herein provided, the respective covenants, agreements, indemnifications, warranties and other terms of this Agreement will not survive the Closing, and shall be deemed to have merged into any of the closing documents. 11. Notices. Any notice required or permitted to be given or served by either party to this Agreement shall be deemed received when made in writing, and either: (a) personally delivered, (b) actually received, if deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, (c) sent via email in which case it will be deemed delivered on the same business day if confirmed sent prior to 5:00 p.m. (otherwise it will be deemed delivered on the next business day); or (d) delivered by a nationally recognized overnight delivery service providing proof of delivery, properly addressed to the addresses set forth below (as the same may be changed by giving written notice). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the day following the date of mailing. Any notice required or permitted to be given

Schedule 1 -6 or served by Landlord or Tenant to this Agreement may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant. Landlord’s Address: Attn: Email: copy to: Attn: Email: Tenant’s Address: Attn: Email: With copy to: Attn: Email: 12. Captions. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement. 13. Entire Agreement; Modification. This written Agreement constitutes the complete agreement between the parties and supersedes any prior oral or written agreements between the parties regarding the Project. There are no oral agreements that change this Agreement and no waiver of any of its terms will be effective unless in a writing executed by the parties. 14. Binding Effect. This Agreement binds and benefits the parties and their successors and assigns, and heirs and personal representatives. 15. Controlling Law. This Agreement shall be governed by the laws of the State where the Project is located without regard to any conflicts of law provisions. 16. Remedies. If Landlord shall be in material default of its obligations pursuant to this Agreement to convey the Project, Tenant may either: (i) terminate this Agreement by written notice to Landlord, in which event (a) the Earnest Money shall be promptly refunded to Tenant, (b) the Lease and any remaining Purchase Option shall remain in full force and effect, and (c) Landlord shall reimburse Tenant for reasonable out-of-pocket expenses incurred by Tenant in connection with this Agreement up to an amount not to exceed $50,000; or (ii) Tenant may file an action for specific performance of Landlord’s obligation to proceed to the Closing. Tenant shall have no other remedy for any default by Landlord pursuant to this Agreement. Without limitation of the foregoing, a default by Landlord of its obligations pursuant to this Agreement shall not constitute a default by Landlord pursuant to the Lease and Tenant shall not be entitled to exercise any remedies it may have pursuant to the Lease on account of a default by Landlord under the Lease. In the event Tenant defaults in its obligations to close the purchase of the Project, or in the event Tenant otherwise defaults pursuant to this Agreement, then,

Schedule 1 -7 (i) Landlord shall be entitled to receive the Earnest Money as fixed and liquidated damages, and (ii) the Purchase Option and any remaining Purchase Option (but not the remainder of the Lease) shall thereafter be forever void and of no further force and effect. Landlord shall have no other remedy for any default by Tenant pursuant to this Agreement after its exercise by Tenant, including any right to damages or to exercise its rights pursuant to the Lease. LANDLORD AND TENANT ACKNOWLEDGE AND AGREE THAT (1) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY LANDLORD AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF THE CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF TENANT UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY LANDLORD AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF TENANT UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; AND (3) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES. 17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute a single, integrated contract. 18. Property Transferred “As Is”. Except for the Landlord Representations and except as set forth in any document executed and delivered by Landlord at Closing, the sale of the Project pursuant to this Agreement as provided for herein shall be made on a “AS IS,” “WHERE-IS” basis as of the Closing Date, without any representations or warranties, of any nature whatsoever from Landlord (other than as to title), and Landlord hereby specifically disclaims any warranty (oral or written) concerning: (i) the nature and condition of the Project and the suitability thereof for any and all activities and uses that Tenant may elect to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any right-of-way, lien, encumbrance, license, reservation, condition or otherwise; (iv) the compliance of the Project or its operation with any laws, rules, ordinances, or regulations of any government or other body; and (v) any other matter whatsoever. Tenant expressly acknowledges that, in connection with the sale of the Project pursuant to this Agreement, EXCEPT FOR THE LANDLORD REPRESENTATIONS, LANDLORD SHALL MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT, ANY IMPROVEMENTS LOCATED THEREON, OR ANY SOIL CONDITIONS RELATED THERETO. UPON CLOSING, THE LEASE SHALL TERMINATE AND LANDLORD SHALL HAVE NO FURTHER LIABILITY TO TENANT THEREUNDER EXCEPT FOR ANY OBLIGATIONS THAT EXPRESSLY SURVIVE TERMINATION OF THE LEASE. [SIGNATURE PAGE TO FOLLOW]

Schedule 1 -8 IN WITNESS WHEREOF, the properly authorized representatives of the parties set forth below, have executed this Agreement the day and year set forth below. Landlord: _____________________________________, a _____________________________________ By: _________________________________________ Name: _______________________________________ Title: ________________________________________ Date: ________________________________________ Tenant: _____________________________________, a _____________________________________ By: Name: _______________________________________ Title: ________________________________________ Date: ________________________________________

Schedule 1 -9 EXHIBIT A to PURCHASE AGREEMENT Legal Description and Depiction of Project [Legal description to be based on metes and bounds depiction in Exhibit A to the Lease]

Schedule 1 -10 EXHIBIT B to PURCHASE AGREEMENT Permitted Encumbrances 1. Real estate taxes due and payable in the year of Closing (subject to proration) and subsequent years. 2. Building and zoning laws and ordinances, and state and federal regulations. 3. Matters shown on the Title Commitment and Survey and not objected to by Tenant.

Schedule 2 -1 LEASE SCHEDULE 2 PERMITTED SUBSTANCES [*]